EXHIBIT 10.2

* * *	TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.80(b)(3),
200.80(b)(4) and 230.406
EXECUTION COPY
ORBCOMM GENERATION 2 PROCUREMENT AGREEMENT
This ORBCOMM Procurement Agreement is made and entered into as of the 5th day of May, 2008 (the “Effective Date” or “Start” or “Start Date”) between ORBCOMM Inc, a Delaware corporation (“ORBCOMM”) with offices located at 21700 Atlantic Boulevard, Dulles, VA 20166 and SIERRA NEVADA CORPORATION, a Nevada corporation with offices located at 444 Salomon Circle, Sparks, NV 89434 (“SNC” or “SUPPLIER”).
WITNESSETH
WHEREAS ORBCOMM desires to purchase from SUPPLIER, and SUPPLIER desires to provide and sell to ORBCOMM, Eighteen (18) Flight Satellites, one (1) Flatsat Unit, one (1) Satellite Simulator, up to thirty (30) Optional Satellites, any required Ground Support Equipment and the Launch Support Services as specified in the Specification and Statement of Work.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1 — DEFINITIONS
Except as otherwise specifically defined herein, capitalized terms in this Agreement have the following meanings:
“Agreement” shall mean this agreement, including all referenced Exhibits hereto. References to “Exhibits” mean the exhibits listed in Article 16. Section numbers refer to sections in this document unless an Exhibit is expressly referenced.
“Business Days” shall mean each Monday through Friday, with the exception of public holidays in the State of Virginia when banks are not required to be open.
“Costs” shall mean reasonable, out-of-pocket, and documented costs actually incurred by a party to perform a particular task, calculated on an incremental basis (i.e., only such costs as are incurred in performing the particular task requested over and above costs that said party would have incurred in any event in accordance with its obligations under this Agreement or otherwise), with labor billed at the rates and in accordance with the billing while in travel policies shown in Exhibit B, “Labor Rates and Travel Policies,” and subcontracts, travel and material billed at Cost plus [* * *]%;provided: (i) there shall be no markup on the cost of insurance, shipping, or in connection with any task the underlying Cost of which is less than $100,000; (2) no markup on charges to SNC from MicroSat Systems or any other affiliate of SNC; and (3) no SNC (or affiliate) general administrative or overhead charges shall be billed other than as already reflected in the specified labor rates.

“Data and Documentation” shall mean all test and other data and documentation to be provided by SUPPLIER to ORBCOMM under this Agreement, as defined in Section 11 of the SOW.
“Defect” shall mean any failure of any Satellite or any other Deliverable to meet the specifications, including (without limitation), as to the reliability, as defined in Exhibit A, Statement of Work and Specifications.
“Deliverable(s)” shall mean the Satellites(s) and all goods, including associated Data and Documentation, and Services to be provided by SUPPLIER or its subcontractors to ORBCOMM under this Agreement.
“Delivery” or “Delivered” shall mean delivery by SUPPLIER of the applicable Deliverable to ORBCOMM in accordance with the SOW and Satellite Specification. The obligation to Deliver includes all necessary and appropriate packing, shipment, and insurance, subject to Section 4.4(b) of this Agreement below, in accordance with the SOW and the standard of care stated herein.
“Design Life” shall have the meaning set forth in Section 3.2 of the Specification.
“Flatsat” shall have the meaning set forth in Section 2.4 of the SOW.
“Flight Satellite” shall have the meaning set forth in Section 2.1 of the SOW.
“Force Majeure Event” shall have the meaning specified in Section 15.2 of this Agreement.
“Ground Support Equipment” shall have the meaning set forth in Section 2.2 of the SOW.
“Initial Order” shall mean the eighteen (18) Flight Satellites, Launch Support Services, and all other Deliverables to be provided by SUPPLIER to ORBCOMM, with the exception of any Optional Satellites.
“IOT” shall mean the in-orbit tests of each Satellite to be performed by SUPPLIER in accordance with the SOW.
“Launch” shall mean the moment of intentional ignition of the Launch Vehicle used to launch the ORBCOMM Satellite to which the Launch Vehicle has been integrated; provided that the definition shall be modified as necessary to reflect the appropriate language for the specific launch vehicle to be employed.
“Launch Contract” shall, subject to Section 4.8 hereof, mean a contract that ORBCOMM shall enter into with a Launch Vehicle supplier for the Launch of one or more of the Flight Satellites to be Delivered hereunder.
“Launch Support Services” shall mean the services specified in Section 3 of the SOW.
“Launch Site” shall mean the location at which the Launch is scheduled to occur.
“Launch Vehicle(s)” or “LV(s)” shall mean the launch vehicle(s) designated by ORBCOMM in accordance with the terms of this Agreement, to be used for the Launch of the Flight Satellites.

“Major Subcontractors” shall mean the “Team Members” and any person or entity that individually and/or collectively among its affiliated entities and its or their subcontractors is or will be supplying any product(s) or service(s) or other work of any kind of the Work specified herein for an amount equal to or in excess of one million, five hundred thousand United States Dollars (U.S. $1,500,000).
“Milestone(s)” shall mean the criteria for payment and the completion of Work set forth in Article 5 hereto and in the Work Schedule, as applicable.
“Optional Satellite(s)” shall have the meaning specified in Section 2.1(b) hereof.
“Pre-Shipment Review” or “PSR” shall have the meaning set forth in Section 7.3.7 of the SOW.
“Price” shall mean the price specified herein as applicable to the Initial Order or any Optional Satellites that have been ordered.
“Project Software and Software Documentation” shall mean all software and software documentation to be provided by SUPPLIER to ORBCOMM in accordance with Section 4 of the SOW.
“Project” shall mean the totality of efforts described in the Statement of Work and directed toward timely achievement of the ORBCOMM satellite program.
“Ready to Ship” shall mean the time after the Successful Completion of the Pre-Shipment Review when a Flight Satellite is transferred by SUPPLIER, properly packed, to an insured freight forwarder, approved in writing by ORBCOMM, for transfer of the Flight Satellite to the Launch Site.
“Satellite(s)” shall mean the satellites to be provided by SUPPLIER, including an Automatic Identification System (AIS) receiver meeting all requirements of the Specifications and Statement of Work.
“Satellite Simulator” shall have the meaning set forth in Section 2.5 of the SOW
“Satellite Specifications” or “Specifications” shall mean the Satellite specifications attached hereto as Exhibit A, Part 1B.
“Services” shall mean all services to be provided by SUPPLIER to ORBCOMM as specified in this Agreement, including, without limitation, all of the Satellite integration, Launch Support Services and in-orbit support items shown the SOW.
“Shipset” or (“SS”) shall mean the set of spacecraft to be Launched on an individual Launch Vehicle. For the Initial Order of eighteen (18) Flight Satellites, subject to Section 2.5, each Shipset shall consist of six Flight Satellites.
“Statement of Work” or “SOW” shall mean the attached hereto as Exhibit A, Part 1A.
“Successful Completion” or “Successfully Completed” as to contractually required test(s) or milestone(s) shall mean that the relevant task(s) and test(s) have been completed and the corresponding test report(s) and test data, as defined in the SOW, if applicable, have been Delivered to ORBCOMM and the item has been demonstrated, through all contractually required tests and as shown in test data, to conform to the applicable requirements of the Specifications, without any unresolved open material actions items arising out of tests, inspections, or acceptance processes, Defects, anomalies, or liens, unless waived in writing by ORBCOMM.

“Successful Operation” or “Successfully Operating” shall mean that the Satellite has been shown at IOT to meet and thereafter has continuously met and is meeting the standard for Successful Operation in accordance set forth in Section 2.11 of the SOW at and before the relevant time hereunder.
“Team Members” shall have the meaning set forth in Section 4.7 hereof.
“Unlaunched Satellite” shall mean a Satellite which has not yet been Launched.
“Work” shall mean all contractually required labor, Services, acts (including tests to be performed), items, materials, articles, Data and Documentation, equipment, matters and things to be furnished by SUPPLIER to, or performed by SUPPLIER (and/or its subcontractors) for, ORBCOMM in the performance of this Agreement.
“Work Schedule” shall mean the schedule for the completion of Work as shown in Article 3 of this Agreement.
ARTICLE 2 — SCOPE OF WORK. Consistent with the terms and conditions set forth herein, SUPPLIER shall furnish the management, labor, facilities and materials required for the performance by it of the following Work:
Section 2.1 — Construction of Satellites, Launch Support Services, and Associated Deliverables.
(a) SUPPLIER shall design, manufacture, test and Deliver to ORBCOMM eighteen (18) Flight Satellites, associated Launch Support Services, the Satellite Ground Support Equipment, the Satellite Simulator and the FlatSat in accordance with the Statement of Work and the Specifications.
(b) ORBCOMM shall have the option (the “Option”), to be exercised in writing, in whole or in part and from time to time, as set forth in this Agreement, to require SUPPLIER to manufacture, test and Deliver to ORBCOMM up to thirty (30) additional Flight Satellites (the “Optional Satellites”). Except as expressly provided herein or the SOW, SUPPLIER shall have the same obligations with respect to each Optional Satellite as it does with respect to the Initial Order.
(c) With respect to the transportation of the Flight Satellites to the applicable Launch Site, SUPPLIER shall be responsible for obtaining export licenses, in accordance with Section 2.7 of this Agreement, packing the Flight Satellites as required under the SOW, and for contracting with a qualified freight forwarder for the timely delivery of the Flight Satellites to the applicable Launch Site; provided that the freight forwarder’s reasonable charges to do so, including for insurance while in transport, shall be a billable Cost from SUPPLIER to ORBCOMM.
Section 2.2 — Data and Documentation. SUPPLIER shall prepare, develop and submit to ORBCOMM the Data and Documentation as and when set forth in the SOW and the Specifications.
Section 2.3 — Other Deliverables. SUPPLIER shall design, manufacture, test, and/or, in the case of Services, provide all other Deliverables as and when specified in the SOW and the Specifications.

Section 2.4 Flight Satellite Storage. SUPPLIER shall store one or more of the Flight Satellites in appropriately environmentally controlled and secured facilities, under conditions as more particularly described in Section 2.7 of the SOW. SUPPLIER shall insure the Flight Satellite while in storage and shall be responsible for its risk of loss. SUPPLIER shall bear the cost of storage and insurance until the Flight Satellite is Ready to Ship, subject to the following: If delays in shipment of a Shipset caused by ORBCOMM are in excess of ninety (90) days (the “Storage Grace Period”), ORBCOMM shall pay SUPPLIER $[* * *]/month (pro rated for partial months) per Shipset for such delays in excess of the Storage Grace Period. Such charge includes, without limitation, the cost of insurance to be obtained by SUPPLIER. In addition, if ORBCOMM causes a delay in shipment in excess of six (6) months, ORBCOMM shall pay SUPPLIER for and necessary acceptance testing on a Cost basis, to include associated SUPPLIER and subcontractor labor.
Section 2.5 — Launch Vehicle and Launch Site. With respect to each Shipset, ORBCOMM shall provide notice to SUPPLIER of the selected Launch Vehicle(s) and Launch Site(s) to SUPPLIER twelve (12) months prior to the scheduled Pre-Shipment Review of said Shipset. ORBCOMM shall make its selection from the following types:
(i)	Strela;

(ii)	Minotaur IV; and

(iii)	PSLV
Use of a different Launch Vehicle than specified or of more than one Launch Vehicle type for the first eighteen (18) satellites shall be subject to the provisions of Article 9 hereof (Changes) as to any effects on price and/or schedule.
Section 2.6 — Regulatory Matters. The SUPPLIER shall obtain and maintain all necessary or appropriate regulatory consents, including, without limitation, as may be required under United States or foreign export laws and regulations to perform and provide all Services and Work specified herein, including, without limitation, the export of the Satellites.
ARTICLE 3 — WORK SCHEDULE AND DELIVERY
Section 3.1 — Delivery; Completion of Pre-Shipment Reviews.
(a) Delivery; Pre-Shipment Review. The FlatSat shall be Delivered no later than thirty-seven (37) months after the Effective Date and the Satellite Simulator shall be Delivered no later than twelve (12) months after the Effective Date. The Pre-Shipment Review shall be Successfully Completed: (i) for the first six (6) Flight Satellites no later than twenty-four (24) months after the Effective Date; (ii) the next set of six (6) Flight Satellites out of the Initial Order no later than thirty-one (31) months after the Effective Date; and the last set of six (6) Flight Satellites out of the Initial Order no later than thirty-six (36) months after the Effective Date. All other Deliverables shall be Delivered by the applicable time specified in the SOW and, in the case of the Optional Satellites, by application of such schedules consistent with the required Delivery dates therefor.

(b) Optional Satellite Pre-Shipment Review. Pre-Shipment Review of each of the Optional Satellites shall be Successfully Completed no later than as shown in the following schedule:

	Satellite Minimum	PSR Dates
Exercise Date	Quantity	(subject to Section 5.1(d) below)
On or before Effective Date Plus nine months	3	Order Date Plus [* * *] months
	6	Order Date Plus [* * *] months
	12	Order Date Plus [* * *] months
	18	Order Date Plus [* * *] months
After 9 months and on or before 1 year from Effective Date	3	Order Date Plus [* * *] months
	6	Order Date Plus [* * *] months
	12	Order Date Plus [* * *] months
	18	Order Date Plus [* * *] months
After 1 and on or before 2 years from Effective Date	3	Order Date Plus [* * *] months
	6	Order Date Plus [* * *] months
	12	Order Date Plus [* * *] months
	18	Order Date Plus [* * *] months
After 2 and on or before 3 years from Effective Date	3	Order Date Plus [* * *] months
	6	Order Date Plus [* * *] months
	12	Order Date Plus [* * *] months
	18	Order Date Plus [* * *] months
ARTICLE 4 — CONSIDERATION
Section 4.1 — Price. Subject to any adjustments in Price as determined in accordance with this Agreement, the firm, fixed Price for the Initial Order shall be One Hundred Seventeen Million United States Dollars ($117,000,000).
Section 4.2 — Optional Satellites. Subject to any adjustments in Price as determined in accordance with this Agreement, the firm, fixed price per Optional Satellite (and all associated Deliverables), ordered by ORBCOMM shall be:

	Satellite	Optional Satellite
	Minimum	pricing
Order Timing	Quantity	(millions)
9 months from Effective Date	[* * *]	[* * *]
1 year from Effective Date	[* * *]	[* * *]
2 years from Effective Date	[* * *]	[* * *]
3 years from Effective Date	[* * *]	[* * *]
Section 4.3 — Taxes.
(a) SUPPLIER shall be solely liable for and pay any applicable federal, state or local sales, use, value added or excise taxes, import duties or other governmental fees or charges levied upon or measured by the sale, the sales Price, or the use of the Deliverables to be Delivered or Services to be performed hereunder (collectively, “Transfer Taxes”).

(b) If ORBCOMM is (or becomes) wholly or partly liable to any person for Transfer Taxes relating to this Agreement or the transactions contemplated herein, (i) SUPPLIER shall pay to ORBCOMM the amount of any Transfer Taxes due and owing, and (ii) ORBCOMM shall pay the full amount of such Transfer Taxes to the relevant party in accordance with applicable law.
(c) ORBCOMM hereby waives compliance by SUPPLIER with the provisions of any bulk transfer laws which may be applicable to the transactions contemplated by this Agreement. SUPPLIER shall indemnify, defend and hold ORBCOMM harmless from and against, and pay or reimburse, as the case may be, ORBCOMM for any and all damages, as incurred, suffered by ORBCOMM based upon, arising out of or otherwise relating to such noncompliance.
Section 4.4 — Insurance.
(a) The Price(s) includes the cost of property/casualty insurance and general and product liability insurance for the Flight Satellites until they are Ready to Ship and for all other Deliverables until ORBCOMM takes Delivery of the applicable Deliverable in accordance with the schedule in this Agreement.
(b) SUPPLIER shall use commercially reasonable efforts to obtain and maintain property/casualty insurance for the Flight Satellites from the time they are Ready to Ship until Launch at commercially reasonable rates (“Post-Ready to Ship Insurance”), and shall ensure that there are no gaps in insurance before or after the point that the Flight Satellites are Ready to Ship. The price (including any broker fee) of such insurance shall be subject to ORBCOMM’s prior written consent, not to be unreasonably withheld, and, if requested by ORBCOMM, SUPPLIER shall use ORBCOMM’s selected insurance broker for this purpose. Subject to the foregoing, ORBCOMM shall pay the insurance premium for such policy and the broker’s commission, if any.
(c) All personal property belonging to either party in the other party’s custody or possession shall be at the possessing party’s risk of loss or damage from all hazards until Launch. The parties and their subcontractors will maintain public liability and property damage insurance in reasonable limits covering the obligations set forth above and will maintain required workers’ compensation insurance covering all employees engaged in the performance of this Agreement.
Section 4.5 — Assistance in Spacecraft Insurance. SUPPLIER shall reasonably assist ORBCOMM, at SUPPLIER’s expense, in the event ORBCOMM decides to obtain Launch and/or in-orbit insurance for one or more of the Satellites (and/or the Satellite portions thereof), by making available SUPPLIER personnel to participate in a reasonable number of technical presentations to insurers and by providing such reasonable documentation and reasonable on-site inspections as ORBCOMM’s insurance broker and insurers shall require in order to obtain and maintain such insurance.
Section 4.6 — Assistance in Settlement of Claims. In the event ORBCOMM files a claim under any insurance policies it may obtain for one or more of the Satellites (and/or the Satellite portions thereof), SUPPLIER shall provide ORBCOMM with all reasonable assistance necessary to permit ORBCOMM to substantiate and pursue its claim including, without limitation, providing ORBCOMM, its insurance broker and its insurers with such documentation relating to the Satellite as ORBCOMM, its insurance broker or its insurers shall reasonably request.

Section 4.7 Team Members. SNC shall use the following subcontractors, herein “Team Members,” for the portions of the Work substantially in accordance with the forms of statements of work for these subcontractors that have been presented by SNC to ORBCOMM: ITT Industries Space Systems, LLC; The Boeing Company, MicroSat Systems (“MSI”); COM DEV Europe LTD (provided that within thirty (30) days of the Effective Date, SNC may, with notice to ORBCOMM, substitute Argon ST, Inc. for some or all of the Work specified to be performed by Com DEV Europe LTD, [* * *]); The PTR Group; and, if SNC will be providing the Launches for the Satellites, its Launch Subcontractor. SNC shall be responsible for all acts and omissions of its subcontractors, including Team Members, the same as SNC would be responsible hereunder for its own acts and omissions in performing the Work.
Section 4.8 Launch Option. Not later than ninety (90) days from the Effective Date, SNC shall present ORBCOMM, in writing, with an option pursuant to which, if accepted by ORBCOMM, SNC shall provide launches for the Satellites in the Initial Order. The option shall be available for exercise for a minimum of thirty (30) days from delivery to ORBCOMM, during which time, if ORBCOMM is interested in exercising the option, the parties shall negotiate in good faith changes in this Agreement as necessary or appropriate to implement the same. The addition of such Launch responsibilities to this Agreement shall not be effective without a mutually agreeable written amendment to this Agreement executed by SNC and ORBCOMM. If proceeding with the proposed option would reduce any Team Member’s pricing to SNC, SNC shall so notify ORBCOMM and such savings shall be shared [* * *], subject to implementation in the same manner as savings under Section 5.2(c) below.
Section 4.9 Secondary Payload Option. SNC shall prepare and present to ORBCOMM a complete cost-benefit analysis including any schedule and performance impacts due to a secondary payload opportunity, as well as any mutually beneficial potential business models. Following a detailed review of all the trade-offs and approval of ORBCOMM (which approval may be given or withheld in ORBCOMM’s sole discretion) to incorporate such a secondary payload into the baseline at the right point in time for any particular satellite Shipset(s), SNC will propose a modified baseline configuration that would minimize potential risks to the program and have the least impact on the original baseline. Upon the prior written approval of a contract change by ORBCOMM, SNC will then proceed to implement a secondary payload in the modified program baseline.
Section 4.10 Expansion of MSI’s Facilities. Supplier shall cause MSI to complete and make operational new facilities to be employed for the bus and integration activities to be performed by MSI for the Project not later than September 30, 2008. Said facilities shall have sufficient space (over 40,000 square feet) and facilities to meet the requirements and schedule of the Project as to be performed by MSI.

ARTICLE 5 — PAYMENT TERMS AND INVOICING
Section 5.1 — Milestone Payments.
(a)
Payments by ORBCOMM to SUPPLIER for the Initial Order shall be made following Successful Completion of the Milestones as shown below, but in no event earlier than thirty (30) days prior to the scheduled completion date also as shown below:

		Scheduled		Cum %
		Completion	Payment %	Payment of
	Milestone	Months from	of Initial	Initial Order	Payment	Cum
Milestone	Description	Effective Date	Order Price	Price	Amount	Payments
1			[* * *]
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37						$117,000,000
[* * *]

(b)
Payments by ORBCOMM to SUPPLIER for any Optional Flight Satellite (“OFS”) ordered for In-Orbit Delivery shall be made following Successful Completion of the Milestones as shown below, but in no event earlier than the scheduled completion date also as shown below:

Scheduled
Completion
		months from	Payment % of
Milestone		date of Option	Optional Satellite
Number	Milestone Description	Exercise *	(“OFS”) Price
1		[* * *]
2
3

4

5

6

(c)
At the time of order of any Optional Satellite, the parties shall cooperate in good faith to establish PSR dates (no later than the dates set forth in the chart in Section 3.1(b) above) and associated scheduled Milestone completion dates to be inserted in the column above, as applicable to the particular order, assuming ongoing Work, consistent with the schedule of Work and scheduled Milestone completion dates for the Initial Order.

(d)
SUPPLIER shall provide ORBCOMM with a secured credit facility in accordance with the terms set forth in Exhibit G hereto and subject to other customary terms and conditions to be mutually agreed to by SUPPLIER and ORBCOMM, each acting reasonably.

Section 5.2 — Schedule and Payment Adjustments.
(a) SUPPLIER Delay in Pre-Shipment Review. In the event of a delay of more than sixty (60) days in Successfully Completing the PSR from the scheduled completion date as set forth in Section 3.1(a) with respect to the Initial Order and Section 3.1(b) with respect to any Optional Satellites, SUPPLIER shall pay ORBCOMM the amounts set forth below, except to the extent that the delay is caused in whole or in part by ORBCOMM’s failure to perform its obligations hereunder or a Force Majeure Event:
(i)	U.S.$[* * *] per day (starting with sixty-first (61st) day) per Shipset #1 delay in PSR, up to U.S.$[* * *];
(ii)	U.S.$[* * *] per day (starting with sixty-first (61st) day) per Shipset #2 delay in PSR, up to U.S.$[* * *];
(iii)	U.S.$[* * *] per day (starting with sixty-first (61st) day) per Shipset #3 delay in PSR, up to U.S.$[* * *]; and
(iv)
Delays in Successfully Completing PSR for Optional Satellites shall be charged at U.S.$[* * *] per day per Optional Satellite that is delayed, starting with the sixty-first (61st) day of delay, up to [* * *]% of the price for the applicable Optional Satellite(s).

(b) Successful Operation Incentive – Initial Order. ORBCOMM shall pay SUPPLIER an incentive bonus for the Successful Operation of the Initial Order five (5) years following the Successful Completion of IOT for Shipset #3 (the “Five-Year Mark”), as follows: U.S.$1,500,000 if all 18 Flight Satellites of the Initial Order are Successfully Operating at the Five-Year Mark; or U.S.$ 1,000,000 if 17 of the 18 Flight Satellites of the Initial Order are Successfully Operating at the Five-Year Mark; or $500,000 if 16 of the 18 Flight Satellites of the Initial Order are Successfully Operating at the Five-Year Mark.
(c) [* * *]

Section 5.3 — Invoicing; U.S. Dollars. For all invoices for progress payments, Milestones and/or time and material tasks (e.g., for “Costs” where applicable hereunder), SUPPLIER shall provide a certificate, signed by the Vice President of Finance/Contracts or Controller of SUPPLIER or by any other officer designated by the Vice President of Finance/Contracts or Controller of SUPPLIER, certifying the accuracy of the invoice and, if applicable, the Costs incurred that are the subject of the respective invoice. Fixed Price invoices will be submitted following Successful Completion of the Milestones in Section 5.1 above. For Cost tasks, the monthly invoices shall include, but not be limited to, a listing of labor Costs, material invoices, and other Costs sufficient as to enable ORBCOMM to fully comprehend the total charges being invoiced by SUPPLIER and confirm compliance herewith. Invoices shall be submitted to the following addresses:
ORBCOMM Inc
Attn: Tony Robinson, Vice President, Space Segment Engineering
21700 Atlantic Blvd.
Dulles, VA 20166, and
ORBCOMM Inc.
Attn: Robert Costantini, Chief Financial Officer
2115 Linwood Avenue
Fort Lee, NJ 07024
, or to such other address as ORBCOMM may specify on notice to SUPPLIER.
ORBCOMM shall pay invoices within thirty-five (35) days from the date of the invoice; provided that such invoice meets the requirement of this Section 5.3. All undisputed fees not paid within ten (10) days of the due date shall bear interest at the annual percentage rate of nine percent (9%), or at the highest rate allowed by law, whichever is less (the “Contract Interest Rate”), from the date due until paid. The foregoing notwithstanding, interest shall not accrue without SUPPLIER first giving ORBCOMM a written demand for late payment, expressly stating that SUPPLIER intends to charge interest and ORBCOMM failing to make any undisputed payment subject to such demand letter within five (5) days of notice thereof.
All payment obligations are expressed herein and shall be paid by United States dollars.
In any circumstances in which payments are to be made by SUPPLIER to ORBCOMM hereunder, the above provisions shall apply in reverse mutatis mutandis.
Section 5.4 — Milestone Achievement.
(a) A Milestone shall be deemed achieved upon the Successful Completion by SUPPLIER that the Work that is the subject of the Milestone has been Successfully Completed in accordance with the requirements of this Agreement, and that all conditions established by this Agreement as prerequisites to payment of the invoice have been fulfilled as defined in Exhibit A, Statement of Work and Specifications.
(b) In the event that SUPPLIER fails to Successfully Complete a Milestone on or before the scheduled completion date shown in the Work Schedule, ORBCOMM may withhold payment of the applicable amounts specified for such Milestone until such time as SUPPLIER achieves such Milestone or obtains a waiver in writing from ORBCOMM for such achievement. SUPPLIER’s failure to timely complete any Milestone shall not relieve ORBCOMM from its obligation to pay for other achieved Milestones.

(c) If the Milestone event for which any invoices have been submitted has not been Successfully Completed in accordance with the requirements of this Agreement or that any condition established by this Agreement as prerequisite to payment (including, without limitation, the requirements of the invoice itself) has not been fulfilled, ORBCOMM shall provide SUPPLIER written exceptions within fourteen (14) days after receipt of the invoice, specifying in detail the non-conformance. The applicable payments shall be made within five (5) Business Days after ORBCOMM’s receipt of SUPPLIER’s response, in writing, addressing in detail each of ORBCOMM’s exceptions and demonstrating Successful Completion of the applicable Milestone or other conformity with invoice or other requirements for payment; provided however, if ORBCOMM reasonably concludes that SNC’s response to ORBCOMM’s exceptions to be non-responsive or not to demonstrate such Successful Completion or to cure other non-compliance (in any case, “Non-Responsive”) and so notifies SNC as provided in Subsection 5.4(d) below, ORBCOMM shall have the right, at its good faith discretion, to defer any unpaid amount of the relevant payment until the resolution of the matter as described in Subsection 5.4(d) below; provided, further that, in the event of a bona fide dispute, ORBCOMM shall, within thirty (30) days of SNC’s written request, deposit the disputed amount into an interest bearing escrow account that shall provided for payment to SNC (with accrued interest) if and to the extent that SNC is determined to have been entitled to payment at the time of its earlier disputed invoice.
(d) In the event ORBCOMM concludes that SUPPLIER has been Non-Responsive to ORBCOMM‘s exception to an invoice, ORBCOMM shall notify SUPPLIER thereof in writing (the “Exception Notification”) within ten (10) Business Days after receipt of SUPPLIER’s response to ORBCOMM written exception. The Exception Notification shall (A) specify in reasonable detail the reason(s) ORBCOMM believes SUPPLIER’s response to be Non-Responsive, and (B) advise SUPPLIER formally that ORBCOMM intends to withhold payment on that basis. On receipt of an Exception Notification from ORBCOMM, SUPPLIER shall have thirty (30) days to demonstrate the achievement of the relevant Milestone and/or satisfaction of any other contractual requirement. If SUPPLIER is unable to make such a demonstration, ORBCOMM shall have the right to defer payment as provided above. If SUPPLIER continues to dispute the ORBCOMM assertions of non-compliance, either party may, at any time after the filing of the SUPPLIER additional response as permitted by this Section 5.4(d), submit the matter to be resolved by the disputes procedure as provided in Section 15.4 hereof.
Section 5.5 — Accounting Review of Submitted Invoices. For the application of Section 5.2(c) hereof and for Agreement changes or Work performed on a Cost basis, in order to assure ORBCOMM that the invoices that are submitted accurately reflect (i) the actual incurred Costs for materials, invoices and travel and (ii) the correct labor rates to be invoiced under the terms of this Agreement, upon ORBCOMM’s request, upon reasonable notice, SUPPLIER shall make available for inspection at all reasonable times by an independent accounting firm, to be selected by ORBCOMM, and subject to the consent of SUPPLIER not to be unreasonably withheld, SUPPLIER’s books and records as they relate to this Agreement, for accounting review. In the event that the independent accounting firm determines that ORBCOMM was overcharged, the amount of the overcharge, plus interest at the Contract Interest Rate from the date of overpayment, shall be refunded to ORBCOMM within five (5) Business Days from the date of notification by the independent accounting firm. In addition, if the accounting review shows that SUPPLIER’s charges under review to be more than five percent (5%) in excess of the charges that should have been invoiced to ORBCOMM, SUPPLIER shall reimburse ORBCOMM for the Costs of the accounting review. SUPPLIER shall maintain all books and records necessary to support its invoices to ORBCOMM for a minimum of five (5) years following the date of relevant invoice.

ARTICLE 6 — TECHNICAL AND CONTRACTUAL REPRESENTATIVES
The following authorized representatives are hereby designated for this Agreement:

SUPPLIER:		ORBCOMM:

Technical:	Larry Montgomery	Technical:	Tony Hopko

Contractual:	Ellick C. Hsu	Contractual:	Chris Le Brun, General Counsel
Staff Counsel
Each party may change its authorized representative(s) on notice to the other party given in accordance with Section 15.1.
ARTICLE 7 — ACCESS AND ACCEPTANCE
Section 7.1 — Access. Subject to the receipt of any and all required governmental approvals, ORBCOMM and its consultants and advisors shall have the right, on a not-to-interfere basis, during normal business hours (and, subject to reasonable coordination efforts as appropriate under the circumstances, all other times that Work is being performed at the relevant facility) during the performance of this Agreement, to monitor and have access to the Work in progress (including without limitation all test activities with access to related computer program information) at the plant(s) of SUPPLIER and its Major Subcontractors. SUPPLIER shall use all commercially reasonable efforts to incorporate this access right in all of its subcontracts.
Section 7.2 — Inspection and Acceptance.
(a) ORBCOMM shall, within fifteen (15) Business Days after being notified that a Satellite is ready for the Pre-Shipment Review, conduct an inspection of the Satellite in accordance with Section 5.4.3.1 of the SOW or, at ORBCOMM’s option, witness such inspection by SUPPLIER and shall either approve it for acceptance in writing within five (5) Business Days or promptly notify SUPPLIER in writing of the particulars in which they are non-conforming with the applicable Specifications within five (5) Business Days. ORBCOMM shall within fifteen (15) Business Days after being notified that a satellite is ready for the Launch Readiness Review, conduct an inspection of the Satellite in accordance with Section 5.4.3.2 of the SOW to confirm that damage has not occurred during shipment and shall either accept a Satellite in writing within five (5) Business Days or promptly notify SUPPLIER in writing of the particulars in which it was damaged. Corrections required to render the Satellites in conformance with the applicable Specifications shall be made by SUPPLIER at its cost and in the manner as the parties shall reasonably agree. Prior to Launch, any portion of the Satellites found to be non-conforming during or after testing performed under this Agreement shall, at ORBCOMM’s request and without charge to ORBCOMM, be retested by SUPPLIER after SUPPLIER has remedied the non-conformance. ORBCOMM may be assisted in all inspections by its consultants or advisors. All inspections and tests by ORBCOMM and retests by SUPPLIER shall be performed in such a manner as not to unduly delay the Work and in accordance with the SOW. If practical, all testing and corrections to be made post-shipment to the Launch Site shall be made without re-shipment to SUPPLIER’s facilities, to SUPPLIER. If not, the cost of re-shipment to and from SUPPLIER facilities, including insurance and risk of loss, while in transit and while at SUPPLIER’s facilities, shall be borne by SUPPLIER. For the avoidance of doubt, ORBCOMM’s acceptance shall not relieve SUPPLIER of its warranty obligations through the Warranty Period.

Section 7.3. — Corrections in Unlaunched Satellites and Unused Launch Vehicles. If before the end of the Warranty Period specified in Section 10, either SUPPLIER or ORBCOMM becomes aware that Defects exist in any Unlaunched Satellites as a result of the operation or testing of in-orbit satellites (including any Satellite in ORBCOMM’s possession), other launches, or otherwise, including (without limitation) any event that would cause the representation given under Section 10.1 to be untrue, if restated, then the following shall occur: (i) if the discovery is made by SUPPLIER, SUPPLIER shall notify promptly ORBCOMM of such Defects, and SUPPLIER shall take prompt and appropriate corrective measures to eliminate any such Defects from all Unlaunched Satellites, or (ii) if the discovery is made by ORBCOMM, ORBCOMM shall notify promptly SUPPLIER of such Defects, and SUPPLIER shall be obligated within ten (10) days to verify and respond to the ORBCOMM notification of Defects in the Unlaunched Satellites, and SUPPLIER shall take prompt and appropriate corrective measures to eliminate any such Defects from all Unlaunched Satellites. The decision how to correct the Defects shall be subject to the prior written approval of ORBCOMM, not to be unreasonably withheld, conditioned, or delayed.
Section 7.4. — Post-IOT Support. In the event that any Flight Satellite, after Launch, does not operate in accordance with the Specifications, SUPPLIER, with the assistance of ORBCOMM, shall use commercially reasonable efforts to investigate such failure and to develop work-around solutions, including, if necessary or appropriate, software patches or other adjustments in ground facilities so as to eliminate or ameliorate the effects of such failure. SNC shall bear the costs to eliminate or ameliorate the effects of such failure until [* * *], unless the failure was caused by ORBCOMM’s negligent acts or omissions in operating such Satellite. Post-IOT support provided later than [* * *] or before that time if the failure was caused by ORBCOMM’s negligent acts or omissions in operating such Satellite shall, if requested in writing by ORBCOMM, be provided on a Cost basis.
ARTICLE 8 — TITLE AND RISK OF LOSS
Unless otherwise provided in this Agreement, title to, beneficial ownership of and right to possession to and risk of loss of or damage to each Deliverable shall pass to ORBCOMM upon Delivery of such Deliverable to ORBCOMM. (All references herein to the transfer of title herein shall embody the same rights and responsibilities, as specified in the previous sentence, unless otherwise expressly stated.) The foregoing notwithstanding, risk of loss and, unless earlier transfer of title is requested in writing by ORBCOMM (which request shall be honored at any time from and after the applicable PSR date), title to each Flight Satellite shall transfer to ORBCOMM at the moment of Launch.
ARTICLE 8A — SNC’S SECURITY INTEREST
ORBCOMM agrees that SNC retains a purchase money security interest in each Satellite sold by SNC to ORBCOMM and to any sale proceeds thereof, until the following Milestones have been paid or have been otherwise discharged: (a) for Shipset #1 at the earlier of Milestone 24 (Satellite 11 FAT) or Milestone #23 (SS#1 Launch) plus four (4) months, if Milestone 24 has not at that time yet occurred; (b) for Shipset #2 at Milestone 26 (SS#2 Launch); (c) for Shipset #3 at Milestone 31 (SS#3 Launch); and (d) for any Optional Satellite, at PSR, in each case at which time any security interest shall be deemed released and discharged without any further action required. ORBCOMM agrees to promptly, but no later than fifteen (15) days after request for the same, execute any financing statements or other documents as SNC may reasonably request in order to protect SNC’s security interest. SNC agrees promptly, but no later than fifteen (15) days after request for the same, to execute any release of the same, as to the applicable Satellite, upon discharge of SNC’s security interest in accordance with this Article or Article 12, as ORBCOMM may reasonably request. Upon any termination of this Agreement by SNC for default by ORBCOMM hereunder, SNC shall have all rights and remedies of a secured party under the Uniform Commercial Code, which rights and remedies shall be cumulative and not exclusive.

ARTICLE 8B — ORBCOMM’S SECURITY INTEREST
As collateral for the timely performance by SUPPLIER of its Work hereunder, SUPPLIER hereby pledges and grants to ORBCOMM, a first priority security interest to all of SUPPLIER’s right, title, and interest in the Work and all Work in progress and any proceeds therefrom, whether now or hereafter acquired by SUPPLIER and whether now-existing or hereafter coming into existence. Until SUPPLIER has Delivered to ORBCOMM and transferred to it title to all Deliverables associated therewith (at which time the applicable security interest shall be deemed discharged and released without any further action required), SUPPLIER agrees promptly, but no later than fifteen (15) days after request for the same, to execute any financing statements or other documents as ORBCOMM may reasonably request in order to protect ORBCOMM’s security interest and ORBCOMM agrees to execute any release of the same, at such point that pursuant to the previous sentence, such security interest is no longer required to be maintained, as SUPPLIER may reasonably request. Upon any termination of this Agreement by ORBCOMM for default by SUPPLIER hereunder, ORBCOMM shall have all rights and remedies of a secured party under the Uniform Commercial Code, which rights and remedies shall be cumulative and not exclusive.
ARTICLE 8C — PROPERTY ACCOUNTING
SUPPLIER shall account for all supplies, parts, materials, components, subsystems or systems in its possession which are designated by SUPPLIER, in accordance with SUPPLIER’s normal inventory control practice, to become the property of ORBCOMM pursuant to the terms of this Agreement, and which are part of the items to be Delivered under this Agreement. For this purpose, SUPPLIER shall maintain a system to control, protect, preserve and identify, at all times and until the Delivery and acceptance of the last item to be Delivered hereunder, all of the aforementioned property in its possession. Once supplies, parts, materials, components, subsystems or systems have been installed on or designated for a Satellite under SUPPLIER’s internal system, such supplies, parts, materials, components, subsystems or systems shall not be redeployed to another of SUPPLIER’s programs without ORBCOMM’s prior written consent, and in no event if such redeployment would jeopardize the schedule for Delivery of a Flight Satellite or any other item hereunder. SUPPLIER shall retain inventory records reflecting the foregoing until the Delivery and acceptance of the last item to be Delivered pursuant to this Agreement. SUPPLIER shall make inventory records and the property to which they relate available for ORBCOMM review and inspection, upon reasonable notice and at reasonable times.
ARTICLE 9 — CHANGES
Section 9.1 — Changes. At any time and by written order, ORBCOMM may make changes within the general scope of this Agreement in (a) the Specifications or the Statements of Work, (b) the method of packing or shipment, (c) place or time of Delivery, or (d) the quantity or type of the items to be Delivered or Services required to be performed hereunder.
Section 9.2 — Adjustments to Agreement.
(a) If any change requested by ORBCOMM causes an increase or decrease in SUPPLIER’s Costs, or in the time required for performance of any part of the Work, whether or not directly changed by the order, ORBCOMM and SUPPLIER shall negotiate an equitable adjustment to such Price, Delivery schedule or other provision of this Agreement. If SUPPLIER’s Costs are increased in connection with any changes under this Article 9, it shall be entitled to such Costs. If SUPPLIER’s Costs are reduced in connection with any changes under this Article 9, ORBCOMM shall be entitled to a credit against its payments otherwise due hereunder of SUPPLIER’s savings, also calculated at Cost. SUPPLIER shall perform the Work as contractually obligated pending resolution of any negotiation under this Article 9; unless ORBCOMM directs SUPPLIER in writing to proceed with the change subject to such resolution in which event SUPPLIER shall proceed in that manner. If ORBCOMM so directs SUPPLIER to proceed pending such resolution, then: (i) ORBCOMM shall pay SNC in accordance with such proposal pending resolution at which time any over (or under) payments shall be required to be paid or refunded by the relevant party in accordance with such resolution; and (ii) the pendancy of such resolution shall not excuse SNC from proceeding with the Work as changed.

(b) SUPPLIER must assert in a written proposal that addresses its right to an adjustment under this Article 9 within twenty (20) Business Days from receipt of the written order.
(c) If SUPPLIER’s proposal includes the Cost of replacing property made obsolete or excess by the change, SUPPLIER’s charge for the new item shall be reduced by the Cost of the item to be replaced.
(d) Failure to agree to any adjustment shall be a dispute and shall be settled in accordance with Section 15.4.
Section 9.3 — Changes Made by Waiver. In no event shall ORBCOMM be required to make any additional payment or agree to any adjustment on the Work Schedule to accommodate any change that may result from a waiver that may be requested by SUPPLIER.
ARTICLE 10 — REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 10.1 — SUPPLIER’s Representations Warranties and Covenants. SUPPLIER represents, warrants and covenants that:
(a) it has and it shall deliver to ORBCOMM at the time of title passing as provided in this Agreement, sole and good legal and equitable title to the items to be Delivered or to the extent applicable, the Services required to be performed hereunder, free and clear of any and all security interests, liens, claims, charges and encumbrances of any kind or nature whatsoever, together with full power and lawful authority to sell, Deliver and perform the items to be Delivered or to the extent applicable, the Services required to be performed hereunder.
(b) the Deliverables to be provided hereunder shall conform to the requirements defined in Exhibit A, Statement of Work and Specifications, and be free from material defects in design, material and workmanship and shall operate and conform to the Specifications for a period of thirty-six (36) months following Delivery thereof (“Warranty Period”); provided that the Warranty Period for each Satellite (subject to the provisions herein) shall expire upon Launch and provided further that if SUPPLIER identifies or is notified of such defects prior to expiration of the Warranty Period its obligation to correct such defects shall continue until such defects are remedied. All Services to be provided hereunder shall be performed in accordance with commercially reasonable standards of care and in accordance with best industry practices. The foregoing warranties do not apply to errors or malfunctions caused by (i) malfunction of ORBCOMM’s equipment, (ii) software provided to SUPPLIER by ORBCOMM, or (iii) any other cause not attributable to Work performed by SUPPLIER or its contractors or subcontractors.
(c) To the best of SUPPLIER’s knowledge, following reasonable inquiry, there are no anomalies that have occurred either in orbit or in testing, with respect to each and every such system, sub-system, or unit that, if present in a Satellite, would cause or threaten to cause the Satellite not to perform in accordance with the Specifications, unless the root cause of the anomaly has been determined and resolved.

(d) To the best of SUPPLIER’s knowledge, there is nothing inherent in the Satellites that would prevent SUPPLIER from obtaining: (i) all U.S. or other export authorizations for their Delivery, along with all associated technical data, to NATO and non-NATO countries (and to NATO and non NATO nationals); and/or (ii) launch and/or in-orbit insurance for the Satellites (and/or the ORBCOMM Satellites) at commercially reasonable rates and without any exclusion specific to the Satellites, or any of their system, sub-system, or unit elements.
(e) The information provided by SUPPLIER to ORBCOMM in response to ORBCOMM’s due diligence checklist, attached hereto and incorporated herein as Exhibit H, is accurate and complete in all material respects. SUPPLIER is not, in any material respect, in breach of or in default under any of the material contracts referenced in Section E4 of Exhibit H or any other contract with a contract value in excess of Ten Million United States Dollars ($10,000,000).
(f) The audited consolidated balance sheet of SUPPLIER as of December 31, 2006, including the footnotes thereto, and the unaudited consolidated balance sheet of SUPPLIER dated as of December 31, 2007 and the related consolidated statements of operations, cash flows and changes in shareholders’ equity for each of such two fiscal years of SUPPLIER that was provided by SUPPLIER to ORBCOMM in response to the due diligence checklist provided in Exhibit H accurately reflect, in all material respects, the consolidated financial position of SUPPLIER as at such balance sheet dates and the consolidated results of operations and consolidated cash flows of SUPPLIER for each of such fiscal years, in each case in accordance with United States generally accepted accounting principles, consistently applied for the periods covered thereby.
Section 10.2 — Mutual Representations and Warranties. Each party represents and warrants to the other that:
(a) it is a corporation duly and validly organized and existing in good standing under the laws of the state of its incorporation, that it has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, that the transactions contemplated hereby have been duly authorized by all necessary corporate action, and that this Agreement constitutes the legal, valid, and binding obligation of such party; and
(b) neither the execution and delivery of this Agreement nor the performance of the parties’ respective obligations hereunder will (a) violate any provisions of its certificate of incorporation or bylaws or other governing instrument, or the certificate of incorporation or bylaws or other governing instrument or any of its subsidiaries or affiliates or (b) violate, be in conflict with, or constitute a default under any agreement or commitment to which the party or any of its subsidiaries or affiliates is a party or (c) violate any statute or law or judgment or decree, order, regulation or rule of any court or other governmental body applicable to the party, its parent corporation(s), subsidiaries or affiliates or (d) require the payment of any broker’s commission or finder’s fee.
Section 10.3 — Exclusion of Warranties. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, SUPPLIER DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, IMPLIED OR OTHER WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE SHALL BE DEEMED TO ESTABLISH A WARRANTY, EXPRESS OR IMPLIED.

ARTICLE 11 — REMEDIES FOR BREACH OF WARRANTY; LIMITATION OF LIABILITY; INTELLECTUAL PROPERTY INDEMNIFICATION; INTERPARTY WAIVER
Section 11.1 — Remedies for Breach of Warranty and Warranty Period. Except in the case of willful misconduct, fraud, or gross negligence, ORBCOMM’s exclusive remedy and SUPPLIER’s sole liability for Defects in Deliverables, failure of any Deliverable to conform with applicable Specifications shall be limited to: (i) SUPPLIER using commercially reasonable efforts to correct such Defects in the Deliverable(s) or supply ORBCOMM with a corrected version of the Deliverables pursuant to Section 7.3 above, as soon as reasonably practicable after SUPPLIER becomes aware or has been notified of such Defects; (ii) if correction or replacement is not reasonably achievable by SUPPLIER, for ORBCOMM to withhold payment to SUPPLIER of the Price for the Satellite(s) so affected; (iii) the applicable Price adjustments set forth in Section 5.2 hereof or as may be determined as part of the waiver or change order process set forth in Article 9 and the Statement of Work; (iv) ORBCOMM terminating the Agreement pursuant to Article 12, and exercising its remedies stated therein; (v) the indemnification and other rights and obligations as set forth herein; and/or (vi) the specific performance set out in Section 11.5 below.
Section 11.2 — Limitation of Liability. EXCEPT AS TO THIRD PARTY LIABILITY IN THE CASE OF A PARTY’S OBLIGATIONS OF INDEMNITY HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF ANY OF THE GOODS OR SERVICES TO BE PROVIDED HEREUNDER, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OR OTHERWISE IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.
Section 11.3 — Intellectual Property Indemnification.
(a) SUPPLIER agrees to defend, indemnify and hold harmless ORBCOMM, from and against any claim or liability arising from any claim and/or allegation alleging that the Work or any portion thereof infringes (including direct or contributory infringement or inducement to infringe), violates or misappropriates any patent, copyright, trade secret or proprietary right of any third party (each, an “Infringement Claim”), and SUPPLIER shall indemnify ORBCOMM, against all costs, expenses, damages, and liability (including reasonable attorneys fees) arising from any such Infringement Claim; provided, however, that (i) ORBCOMM shall have given SUPPLIER prompt notice of such Infringement Claim, (ii) ORBCOMM shall cooperate with SUPPLIER in the defense and settlement thereof and (iii) SUPPLIER shall have control of the defense of such action and any settlement or compromise thereof. SUPPLIER shall not enter into any settlement or compromise that fails to completely absolve ORBCOMM from any liability or obligation with respect to such matter, nor shall SUPPLIER have the right to control the defense of any action in which SUPPLIER disputes a material portion of the liability to ORBCOMM. Although SUPPLIER may have control of the defense of any Infringement Claim, SUPPLIER shall provide ORBCOMM with copies of all pleadings filed in any such case and SUPPLIER or its representatives shall keep ORBCOMM or its agents informed of all material information pertaining to a Infringement Claim. Notwithstanding any of the foregoing to the contrary, the failure or delay of ORBCOMM to deliver prompt notice of an Infringement Claim shall not excuse any indemnity obligations of SUPPLIER hereunder, except to the extent that SUPPLIER was actually disadvantaged by such failure or delay.
(b) If a temporary or a final injunction is obtained against ORBCOMM’s use of the Work or any portion thereof by reason of an infringement, violation or misappropriation of a patent, copyright, trade secret or proprietary right, SUPPLIER will, at its option and expense, either (i) procure for ORBCOMM the right to continue using the Work; or (ii) replace or modify the Work so that it no longer infringes, violates or misappropriates such patent, copyright, trade secret or proprietary right and continue to perform in accordance with the Specifications.

(c) SUPPLIER shall have no liability to ORBCOMM arising from an Infringement Claim to the extent that such liability is based upon or arises out of (i) the modification of the Work by ORBCOMM or ORBCOMM-provided software, or any third party (other than subcontractors of SUPPLIER in connection with the Project) or (ii) the use of the Work or any portion thereof in combination with any other equipment or software, in the event that, but for such modification or use, such liability from such Infringement Claim would not arise.
(d) SUBJECT TO THE PROVISIONS OF EXHIBIT D HERETO, THIS ARTICLE STATES SUPPLIER’S ENTIRE OBLIGATION TO ORBCOMM WITH RESPECT TO ANY CLAIM OF INFRINGEMENT.
Section 11.4 — Interparty Waiver. The parties agree to the extent required under the Launch Contract to be entered by SUPPLIER or ORBCOMM to accede to a no-fault, no-subrogation, inter-participant waiver of liability, whereby the parties agree mutually to waive, and shall require their subcontractors at any tier to waive, certain rights of recovery (as shall be more particularly described in the Launch Contract) any such party may have against the Launch services provider (which shall not be interpreted for purposes of this Section 11.4 to mean SUPPLIER), its contractors and subcontractors at any tier, and its contractors and subcontractors at any tier involved in Launch services. Each party shall indemnify the other party for and hold the other party harmless from any liability, loss or damage suffered by such party resulting from the failure by the party to comply with its obligations under this Section 11.4 to waive, or to require its subcontractors at any tier to waive, such rights of recovery referred to in this paragraph. The parties shall execute and deliver any agreement as may be necessary to accede to the waiver of liability referred to in this Section 11.4.
Section 11.5 — Specific Performance. ORBCOMM may seek equitable relief to compel performance by SUPPLIER of its obligations hereunder in the event of any breach by SUPPLIER of its obligations hereunder. SUPPLIER may contest whether a breach has in fact occurred, but shall not contest that, if a breach has occurred, an order of specific performance, if sought by ORBCOMM, is an appropriate remedy.
ARTICLE 12 — TERMINATION
Section 12.1 — Termination.
(a) This Agreement may be terminated at any time by the mutual agreement of the parties, which agreement shall specify their respective remaining rights and duties.
(b) ORBCOMM may, by notice of termination to SUPPLIER, terminate this Agreement in whole (or in part) upon: (i) the failure of SUPPLIER (a) to Successfully Complete a Milestone within [* * *] after the scheduled completion date set forth in Section 5.1(a) with respect to the Initial Order and Section 5.1(b) with respect to any Optional Satellites (other than with respect to PSR which scheduled completion dates are set forth in Section 3.1(a) and 3.1(b), as applicable), unless due solely or substantially to a breach by ORBCOMM of its obligations hereunder, provided that scheduled completion dates shall be extended for up to eight (8) additional weeks by any excusable delays as a result of a force majeure event under Section 15.2; (b) to comply in any material respect with any of the provisions of this Agreement and to correct such failure, within [* * *] from the date of SUPPLIER’s receipt of notice thereof from ORBCOMM’s authorized representative setting forth in reasonable detail ORBCOMM’s basis for termination of the Agreement; (ii) any secured or lien creditor of SUPPLIER commences a foreclosure action of its liens, security interests and/or mortgages in or against a material portion of SUPPLIER’s operating assets, and such proceedings are not dismissed within sixty (60) days after commencement; or

(iii) (a) SUPPLIER commences a voluntary proceeding concerning itself under any applicable bankruptcy or similar insolvency or reorganization law (“Insolvency Law”), (b) any involuntary proceeding commences against SUPPLIER under an Insolvency Law and the petition has not been dismissed within one hundred and twenty (120) days after commencement of the proceeding, (c) a receiver is appointed for or takes charge of all or a substantial portion of the property of SUPPLIER and such receiver has not been dismissed or discharged within one hundred twenty (120) days, (d) SUPPLIER has taken action toward the winding-up, dissolution or liquidation of SUPPLIER or its business, (e) SUPPLIER has been adjudicated insolvent or bankrupt or a final order for relief or approving a case or proceeding under an Insolvency Law has been entered, or (f) SUPPLIER has made a general assignment for the benefit of creditors or becomes unable to pay its debts generally as they become due.
(c) SNC may, by notice of termination to ORBCOMM terminate this Agreement in whole (or in part) upon: (i) the failure of ORBCOMM to make any payment due hereunder to SNC, unless the requirement of such payment is subject to a bona fide dispute, within sixty (60) days from the date of ORBCOMM’s receipt of notice thereof from SNC’s authorized representative setting forth in reasonable detail its basis for termination for late payment, provided however, that any undisputed portion of such payment has been made; (ii) any secured or lien creditor of ORBCOMM commences a foreclosure action of its liens, security interests and/or mortgages in or against a material portion of ORBCOMM’s operating assets, and such proceedings are not dismissed within sixty (60) days after commencement; or (iii) (a) ORBCOMM commences a voluntary proceeding concerning itself under any applicable Insolvency Law, (b) any involuntary proceeding commences against ORBCOMM under an Insolvency Law and the petition has not been dismissed within one hundred and twenty (120) days after commencement of the proceeding, (c) a receiver is appointed for or takes charge of all or a substantial portion of the property of ORBCOMM and such receiver has not been dismissed or discharged within one hundred twenty (120) days, (d) ORBCOMM has taken action toward the winding-up, dissolution or liquidation of ORBCOMM or its business, (e) ORBCOMM has been adjudicated insolvent or bankrupt or a final order for relief or approving a case or proceeding under an Insolvency Law has been entered, or (f) ORBCOMM has made a general assignment for the benefit of creditors or becomes unable to pay its debts generally as they become due.
Section 12.2 — Remedies Upon Termination.
(a) In the event of termination of this Agreement by ORBCOMM as provided for in Section 12.1(b) above, at and upon ORBCOMM’s election, as it shall specify on notice to SUPPLIER, SUPPLIER shall either:
(i) Deliver and, to the extent not already vested or transferred, transfer title to ORBCOMM to all Work in progress, including, without limitation, all drawings and technical data associated with the Work, and all completed items including previously Delivered Deliverables, grant ORBCOMM all necessary and appropriate licenses for the intellectual property embodied in such items, drawings, and other technical data to use and make use of such items and take all commercially reasonable steps to protect and preserve the property in the possession of SUPPLIER until Delivery to ORBCOMM; provided that, as to any intellectual property not specifically developed for the purposes of this Agreement, such licenses shall be for the limited purpose of completing work on the Satellites, and launching, maintaining, and using such Satellites. In addition, unless termination is made because of a delay caused by a Force Majeure Event, SUPPLIER shall pay to ORBCOMM an amount (the “Additional SUPPLIER Termination Liability Payment”) that shall equal the total of ORBCOMM’s Costs to have the Work to have been performed by SUPPLIER completed and performed by other vendor(s) (less the remaining portion of the Price for such Work that would have been payable to SUPPLIER had the Work been so completed by SUPPLIER) plus any additional costs that ORBCOMM may incur with its integration, bus, launch, or other charges as a result of the delay in completing the Work, provided that such Additional SUPPLIER Termination Liability Payment not to exceed the total Price for the Satellites ordered hereunder; or

(ii) Refund to ORBCOMM all amounts paid by ORBCOMM to SUPPLIER under this Agreement, plus interest at the Contract Interest Rate, from the date that payment was made, less the Retained Amount, if any, as provided in this Section 12.2(a)(ii) below. ORBCOMM shall retain any Flight Satellites already Delivered. In each case, ORBCOMM shall also retain any associated Deliverables already Delivered. If and to the extent that ORBCOMM retains any Flight Satellite(s) and Deliverables already Delivered at the time of termination, SUPPLIER shall be entitled to subtract from its termination liability a pro rata portion of the Price for said Satellite(s), in the case of the Initial Order based upon the number of Flight Satellites being retained against the total order of eighteen (18) or, in the case of any Optional Satellite(s) retained, against the number of Optional Satellites that were part of the terminated order, minus: (i) any portion of the Price associated therewith for which Milestones have not been Successfully Completed; and (ii) such amounts as would have been at risk in the event of any delay or failure of the applicable Flight Satellite (the “Retained Amount”). As to any and all Flight Satellites or other Deliverables retained by ORBCOMM under this Section 12.2(a)(ii), ORBCOMM shall have all the rights specified in the first sentence of Section 12.2(a)(i) above.
(b) In the event of termination of this Agreement by SNC pursuant to Section 12.1(c) above, SNC shall have the same rights and remedies available to it as specified in Section 12.3 hereof in the event of termination for convenience by ORBCOMM.
(c) Any disagreement under this provision, including disagreements with respect to either party’s right to seek a termination and the appropriate remedies for termination, shall be resolved in accordance with Section 15.4 of this Agreement.
(d) Termination of this Agreement shall not relieve either party of any obligation arising out of Work performed prior to termination, including obligations of warranty and indemnity, or any obligations stated herein as surviving termination.
(e) Upon termination pursuant to Section 12.1(b), all licenses of intellectual property granted pursuant to Section 13.1(b)(i) and Exhibit D shall survive termination.
Section 12.3 — Termination for Convenience. In the event that ORBCOMM’s underlying program for which the Satellites under order shall be extinguished or so dramatically altered so that the ORBCOMM shall have no requirement for such Satellites, ORBCOMM shall also have the right to terminate this Agreement for convenience upon notice to SUPPLIER. In such event, SUPPLIER shall be entitled to retain all payments made by ORBCOMM to the date of termination (“Retained Payments”) and, if and to the extent in excess of the Retained Payments, to recover its Costs for all Work performed by SUPPLIER hereunder, including, without limitation, any termination liability to subcontractors and any commitments in place, subject in all cases to reasonable mitigation efforts by SUPPLIER (the “Additional ORBCOMM Termination Liability Payment”), provided that in no event shall the Additional ORBCOMM Termination Liability Payment exceed the total Price for the Satellites ordered hereunder, less such amount of the Price already paid by ORBCOMM. SUPPLIER shall invoice ORBCOMM, in accordance with invoice requirements hereof, not later than thirty (30) days after the day of termination under this Section 12.3 of the amount, if any, of the ORBCOMM Additional Termination Liability Payment. Upon payment by ORBCOMM of the ORBCOMM Additional Termination Liability Payment, if any, or the passage of thirty (30) days following termination under this Section 12.3 without an invoice for any such amount, SUPPLIER shall, to the extent not already vested and Delivered to ORBCOMM, Deliver or make available for ORBCOMM to take possession of all Work in progress or that has been completed and transfer title to the same to ORBCOMM. SUPPLIER shall also take all commercially reasonable steps to protect and preserve the property in the possession of SUPPLIER until Delivery to ORBCOMM, or ORBCOMM taking possession thereof.

ARTICLE 13 — SOFTWARE; OWNERSHIP AND LICENSES OF INTELLECTUAL PROPERTY
Section 13.1
(a) The rights and obligations of the parties relating to Project Software and Software Documentation are set out in Exhibit D (“Project Software Terms and Conditions”).
(b) The rights and obligations of the parties relating to patents are agreed as follows: If, during in the course of the Work, a patentable invention is conceived or first actually reduced to practice, then:
(i) If an invention is made exclusively by the employees of one party in connection with this Agreement, title to said invention and to any patent issuing thereon shall be in said one party; but the other party shall enjoy a nonexclusive, irrevocable, royalty free, worldwide right to use the invention for purposes of and making use of the Project.
The parties acknowledge and agree that any invention, patent, patent application, trade secret, know how or other intellectual property (collectively, “Intellectual Property”) licensed hereunder shall constitute “Intellectual property” within the meaning of Section 101(35)A)) of Title 11 of the United States Code (the “Bankruptcy Code”), and that this Agreement is an executory contract governed by Section 365(n) of the Bankruptcy Code in the event that a bankruptcy case is commenced involving the licensor.
(ii) In the case of joint inventions, that is, inventions made jointly by one or more employees of both parties hereto, each party shall have an equal, undivided one-half interest in and to such joint inventions, as well as in and to patent applications and patents thereon in all countries.
(iii) In the case of such joint inventions, if the parties cannot agree on the joint filing of patent application(s) thereon in one or more jurisdictions, then either party may file such application(s) at its own expense, and to the extent that any patents are granted and yield any sums on account of the assignment, sale, lease, license, or other disposition of rights in such patent(s), such sums, net of all costs and expenses of the patent prosecution and the disposition of the subject patent rights in the relevant jurisdiction(s), all applicable taxes, and reasonable attorney’s fees, shall be divided equally between the parties.
(c) To the extent that Intellectual Property related to the Work is not provided to ORBCOMM as a Deliverable, SUPPLIER, to the extent that it has the right to do so, shall provide ORBCOMM on an as needed basis, the right to access and copy such Intellectual Property to support its analysis of the ORBCOMM system, to develop alternative solutions for technical problems affecting the operation and management of the Project and to design modifications to the Intellectual Property but in any event, not for any re-procurement except as provided in Article 12 of this Agreement. ORBCOMM shall not disclose such information or property to any third party unless such third party has agreed in writing to not disclose such information or property to other third parties except on a need to know basis and will maintain the confidentiality of, and not use, such information and property except for the operation, enhancement and maintenance of the Project or as may be otherwise permitted under Article 12 of this Agreement. Without limitation to any other provision of this Agreement and subject to ORBCOMM’s compliance with Section 15.17 hereof, SUPPLIER hereby grants ORBCOMM a nonexclusive, irrevocable, royalty free, worldwide license in all Intellectual Property which is incorporated into any Deliverable for the use, operation, enhancement and maintenance of the Project. Without limitation to any other provision of this Agreement and subject to SUPPLIER’s compliance with Section 15.17 hereof, ORBCOMM hereby grants to SUPPLIER a nonexclusive, irrevocable, royalty free, worldwide license in all Intellectual Property which is incorporated into any Deliverable for the performance and completion of its Work and Services under this Agreement.

ARTICLE 14 — COMPLIANCE WITH LAWS, PERMITS, AND LICENSES
Section 14.1 — Each party shall comply with the requirements of any laws, permits, and licenses of any place in which any part of the work is to be performed by such party and with the lawful requirements of public, municipal, and other authorities in any way affecting or applicable to any work to be performed by such party, including (without limitation) all applicable U.S. export laws and regulations.
ARTICLE 15 — MISCELLANEOUS
Section 15.1 — Notices.
(a) All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answer back received), one Business Day after being sent by express mail or courier, or five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses specified in this Section 15.1 (or such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):
(i)	if to SUPPLIER to it at: 444 Salomon Circle Sparks, NV 89434 Telephone: 775-331-0222 Attention: Corporate VP Operations

and

444 Salomon Circle Sparks, NV 89434 Telephone: 775-331-0222 Attention: Staff Counsel

(ii)	If to ORBCOMM Inc, to it at: 21700 Atlantic Boulevard Dulles, VA 20166 Telephone: (703) 433-6400 Attention: Vice President Space Segment Engineering

and

2115 Linwood Avenue Fort Lee, NJ 07024 Telephone: 703 433-6361 Attn: General Counsel

Section 15.2 — Force Majeure. Neither party shall be responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, terrorism, riot, or other hostilities, act of the public enemy, embargo, governmental act, orders or regulations, fire, war, riot, or other cause of a similar nature that is beyond the control of the parties; provided that such failure or delay could not have been avoided by the party seeking force majeure protection through the exercise of commercially reasonable diligence and care, and was not the result of its own negligence or that of its contractors or subcontractors (provided that nothing herein shall be interpreted to make either Party responsible for the acts or omissions of the other Party or its contractors or subcontractors) and further provided that the party seeking force majeure protection shall use its best efforts, at its own expense, including through the use or work-around solutions and twenty-four (24)-hour/day operations to keep any such delay to a minimum. In the event of such occurrence (herein, a Force Majeure Event), the party so affected shall immediately notify the other party of the occurrence and shall promptly, and in all events within forty-eight (48) hours thereof, notify the other party of the anticipated delay and the efforts being undertaken to mitigate the effects of the Force Majeure Event and minimize the delay. This Agreement shall be amended by mutual agreement to reflect any extension in the period of performance and/or time of delivery necessitated by such circumstances. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 15.4 hereof.
Section 15.3 — Reserved.
Section 15.4 — Resolution of Disputes.
(a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement/Contract promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management that the persons with direct responsibility for administration of this contract. Any person may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of that party’s position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the initial notice, the executives of both parties shall meet at a mutually acceptable item and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.
(b) If the dispute has not been resolved by nonbinding means as provided herein within the period specified above, this Agreement does not preclude either party from initiating litigation upon ten (10) days written notice to the other party.
Section 15.5 — Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, USA without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws. Any and all action or proceeding arising out of, in connection with, or related to this Agreement shall be brought and maintained in Virginia. Each Party consents to the exclusive jurisdiction of U.S. federal courts for the Eastern District of Virginia, unless it is determined that there is not federal jurisdiction, in which event each Party consents to the exclusive jurisdiction of Virginia state courts located in Loudoun County, Virginia. Each Party agrees that service of process in any action or proceeding shall be deemed sufficient if mailed, first class, postage prepaid, to the other at the address set forth in Section 15.1 as the same may be changed in accordance with that Section.

Section 15.6 — Binding Effect: Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other party, provided that either party may assign this Agreement and its interest and obligations hereunder to any wholly owned subsidiary of such party or to an entity acquiring all or substantially all of its assets; provided that SUPPLIER shall not make such assignment (or delegate any of its obligations hereunder) to any entity that does not have the technical facilities and expertise to perform SUPPLIER’s obligations hereunder or to a competitor of ORBCOMM. Further, an assignment by either party shall not relieve it of its obligations under this Agreement to the other party without the other party’s express written consent.
Section 15.7 — Order of Precedence. Irreconcilable inconsistencies between or among Articles of Agreements and/or any Exhibits (i.e., only where it is not possible reasonably to interpret all provisions together and not in conflict) shall be resolved in the following order of precedence:
(a)	Article 1 through Article 15 of this Agreement;

(b)	the Statement of Work (Exhibit A, Part 1A);

(c)	the Specifications (Exhibit A, Part 1B);

(d)	Key Personnel (Exhibit C);

(e)	Project Software and Software Documentation Terms and Conditions (Exhibit D);

(f)	Third Party Software Ownership and Licensing (Exhibit E);

(g)	Preferred Escrow Agreement (Exhibit F);

(h)	Terms for Secured Line of Credit (Exhibit G);and

(i)	Response to Due Diligence Checklist (Exhibit H)
Section 15.8 — Reserved
Section 15.9 — Key personnel. SUPPLIER agrees that those individuals identified in Exhibit C are necessary for the successful completion of the work to be performed under this Agreement. Such personnel (“Key Personnel”) shall be removed only after proper advanced (two (2) weeks minimum) consultation to ORBCOMM. Advanced consultation shall include identification/qualifications of the replacement and a transition plan. SUPPLIER shall only replace Key Personnel with personnel of substantially equal qualifications and ability. In the event of a dispute, ORBCOMM shall communicate the concern to SUPPLIER’s senior management to negotiate a mutually agreed upon alternative. Notwithstanding its role in reviewing Key Personnel adjustments, ORBCOMM shall have no supervisory control over Key Personnel work, and nothing in this Section 15.9 shall relieve SUPPLIER of any of its obligations under this Agreement, or of its responsibility for any acts or omissions of its personnel. To the extent that the Key Personnel voluntarily resign, ORBCOMM shall be notified in the selection of the replacement personnel but shall, subject to SUPPLIER’s compliance with this Section 15.9, not have the right to approve such replacement personnel.
Section 15.10 — Counterparts. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.
Section 15.11 — Headings. This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
Section 15.12 — Amendment Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder by waived except by an instrument in writing signed by the parties hereto.

Section 15.13 — Entire Agreement. This Agreement and all exhibits (which are hereby made part of this Agreement) contain the entire understanding between the parties and supersede all prior written and oral understandings relating to the subject hereof. No representations, agreement, modifications or understandings not contained herein shall be valid or effective unless agreed to in writing and signed by both parties.
Section 15.14 — Modification and Termination. This Agreement may not be modified or terminated orally. No claimed modification, termination or waiver of any of its provisions shall be valid UNLESS in writing signed by ORBCOMM and SUPPLIER.
Section 15.15 — Severability. If any term, condition, clause or provision of this Agreement shall be determined or declared to be void or invalid in law or otherwise, then only that term, condition, clause or provision shall be stricken from this Agreement and in all other respects this Agreement shall be valid and continue in full force, effect and operation.
Section 15.16 – Waiver. The failure of ORBCOMM or SUPPLIER at any time to insist on performance of any provision of this Agreement shall not be construed as a waiver of that provision in any later instance, nor shall it be construed as a waiver of any other provision of this Agreement or any express or implied election of remedies.
Section 15.17 — Proprietary Information. During the term of this Agreement, and for five (5) years after its termination, ORBCOMM and SUPPLIER shall not disclose any technical, non-technical and/or business data or information concerning work under this Agreement, which has been designated in writing or by an appropriate stamp or legend by the disclosing party to be proprietary or orally received and indicated at the time of receipt as being proprietary, to any person or persons outside their respective organizations or any unauthorized person or persons within such organization; provided, however, that neither party shall be liable for disclosure or use of such data or information if the same:
(1)	was in the public domain at the time it was disclosed, or

(2)	was known to the party receiving it at the time of receipt, or

(3)	is disclosed inadvertently despite the exercise of the same degree of care as the recipient party takes to preserve of safeguard its own proprietary information, or

(4)	is independently developed by the receiving party, or

(5)	becomes known to the party without breach of this agreement by the receiving party, or

(6)
is required to be disclosed pursuant to a court order or subpoena or is otherwise required to be disclosed by law, including any securities laws, provided the disclosing party gives the other party prior notice of the disclosure.

ORBCOMM shall also be permitted to disclose such information, subject to comparable conditions of confidentiality and on a need to know basis, to its actual and potential contractors, subcontractors, insurers and insurance brokers, and successors-in-interest.
Except as may be required by applicable laws, neither party will make a public announcement regarding this Agreement without the approval of the other party, which approval will not be unreasonably withheld, conditioned, or delayed.
The provisions of this Section 15.17 shall survive the termination of this Agreement.

Section 15.18 Independent Contractor.
(a) SUPPLIER’s relationship to ORBCOMM in the performance of this Agreement is that of an independent contractor,
(b) SUPPLIER’s personnel performing services under this Agreement shall at all times be under SUPPLIER’s exclusive direction and control and shall be employees of SUPPLIER and not employees of ORBCOMM. All employees and agents of SUPPLIER shall, however, be subject to the rules and regulations of ORBCOMM while on ORBCOMM’s property, and employees and agents of ORBCOMM shall be subject to the rules and regulations of SUPPLIER while on SUPPLIER’s premises. SUPPLIER’s and ORBCOMM’s employees and agents shall each be subject to the rules and regulations of the other’s contractors and subcontractors while on their property.
Section 15.19 — Indemnification For Negligence. ORBCOMM and SUPPLIER (each, the “Indemnifying Party”) shall indemnify and hold harmless the other party (the “Indemnified Party”) from and against any and all claims, suits, actions, liabilities, losses, damages and expenses, including attorney fees, threatened or brought against or incurred by the Indemnified Party as a result of the negligence of the Indemnifying Party in performing its obligations hereunder or as a result of a breach by the Indemnifying Party of it obligations hereunder.
ARTICLE 16 — LIST OF EXHIBITS

Exhibit A	STATEMENT OF WORK AND SPECIFICATIONS
Part 1A	ORBCOMM Generation 2 (OG2) Satellite Statement of Work
Part 1B	ORBCOMM Generation 2 (OG2) Satellite Specification
Exhibit B	Labor Rates
Exhibit C	Key Personnel
Exhibit D	Project Software and Software Documentation Terms and Conditions
Exhibit E	Third Party Software Ownership and Licensing
Exhibit F	Preferred Escrow Agreement
Exhibit G	Terms for Secured Line of Credit
Exhibit H	Response to Due Diligence Checklist

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SIERRA NEVADA CORPORATION
By:	/s/ Fatih Ozmen
	Name:	Fatih Ozmen
	Title:	Chief Executive Officer

ORBCOMM INC
By:	/s/ Marc Eisenberg
	Name:	Marc Eisenberg
	Title:	Chief Executive Officer

Exhibit A, Part 1A
Exhibit A, Part 1A
ORBCOMM
Generation 2 (OG2) Satellite Statement of Work
This document is Exhibit A, Part 1A of the ORBCOMM Generation 2 (OG2)
Satellite Procurement Agreement.
Document Number: B15TD1413

2115 Linwood Avenue, Suite 100, Fort Lee, NJ 07024	21700 Atlantic Boulevard, Dulles, VA 20166
Telephone: 201-363-4900	Telephone: 703-433-6300
www.orbcomm.com
ORBCOMM Proprietary Information

Disclaimers
This document is the proprietary and exclusive property of ORBCOMM except as otherwise indicated. No part of this document, in whole or in part, may be reproduced, stored, transmitted, or used for design purposes without the prior written permission of ORBCOMM.
[* * *]

B15TD1413	ORBCOMM OG2 Satellite SOW	2 of 10
ORBCOMM Proprietary Information

Table of Contents

1 INTRODUCTION	4
1.1 Scope	4
1.2 Responsibility	4
1.3 Reference Documents	4
2 EQUIPMENT AND DELIVERABLES	5
2.1 Flight Satellite	5
2.2 Flight Ground Support Equipment	5
2.3 Removed	5
2.4 FlatSat Satellite	5
2.5 Satellite Simulator	6
[* * *]
2.11 Successful Operations	6
2.12 Major Milestones and Deliverable Timeline	7
[* * *]
3 LAUNCH SERVICES SUPPORT	9
[* * *]
4 SOFTWARE DELIVERABLES	10
[* * *]
[4 pages omitted]

B15TD1413	ORBCOMM OG2 Satellite SOW	3 of 10
ORBCOMM Proprietary Information

1 Introduction
1.1 Scope
This Statement of Work (SOW) defines the work to be performed by Sierra Nevada Corporation as the Satellite provider, Integration, Test and Launch Support Services Contractor (“Contractor”) and specifies the equipment, services, and documentation that shall be required in connection with the Contractor Agreement under contract with ORBCOMM INC (“Customer” or “ORBCOMM”).
1.2 Responsibility
The Contractor shall be responsible for all tasks related to design, development, fabrication, integration and test, and launch support services with respect to eighteen (18) ORBCOMM Generation 2 (OG2) Satellites with an option of up to thirty (30) more flight satellites. The Contractor shall also be responsible for the delivery of all supporting equipment and software, analysis documentation, and services as outlined in this Statement of Work (SOW).
1.3 Reference Documents
[1] ORBCOMM Generation 2 Satellite Specification, B15051414, Version 1.28 (SNC),

B15TD1413	ORBCOMM OG2 Satellite SOW	4 of 10
ORBCOMM Proprietary Information

2 Equipment Deliverables and Services
The Contractor shall deliver the flight hardware, test hardware, documentation, and perform services as defined in this Statement of Work.
2.1 Flight Satellite
The Contractor shall design, manufacture, integrate, test, provide launch support services, and checkout in orbit eighteen (18) ORBCOMM Generation 2 (OG2) Flight Satellites and up to thirty (30) optional Flight Satellites which comply to all the requirements outlined in the ORBCOMM Generation 2 (OG2) Satellite Specification and this SOW.
The Flight Satellite shall consist of all the hardware and software components necessary to meet the ORBCOMM Mission Requirements as defined in the Specification. The Flight Satellite shall support all of the following operations; power distribution, attitude control, thermal control, orbit manoeuvres and perform the communications functions as specified in the Specification.
All eighteen (18) Flight Satellites are planned to be on orbit and in operation no later than 2011. The satellite delivery schedule shall be in accordance with Table 1 “Major Milestones”
2.2 Flight Ground Support Equipment (GSE)
The Flight Satellite Ground Support Equipment (GSE) shall be comprised of the necessary electrical and mechanical equipment to support Satellite component, subsystem, subassembly, and system integration and tests, environmental tests, storage, transportation, launch preparation and launch operation requirements. Acceptance of the GSE shall take place at the Contractor’s facility and subsequently delivered to ORBCOMM’s operations center.
2.3 Removed
This paragraph intentionally left blank
2.4 FlatSat Satellite
The Contractor shall deliver to the Customer a FlatSat Satellite comprised of all the electrical components and harnesses of the Flight Satellite (i.e., no mechanical structure required) and the required FlatSat Satellite Ground Support Equipment. It shall have all the same electrical components as the Flight Satellite but may be built with non-flight components as long as it functions electronically the same. The FlatSat Satellite shall be used by the Customer to support ORBCOMM Network Software development, troubleshooting on-orbit anomalies and to develop operational updates over the life of the Satellites on orbit. The Contractor shall also deliver all the documentation necessary to operate and configure the FlatSat Satellite. The FlatSat Satellite shall be delivered to ORBCOMM’s operations center following FlatSat testing at the Contractor’s facility. The Contractor shall maintain a repair capability for the FlatSat to support future Customer requests for maintenance contract agreements.

B15TD1413	ORBCOMM OG2 Satellite SOW	5 of 10
ORBCOMM Proprietary Information

2.5 Satellite Simulator
The Contractor shall deliver to the Customer and install a complete Satellite software simulator and associated electrical support equipment. The Satellite Simulator shall have the ability to execute the same compiled software image files as the Flight Satellite and at a minimum shall have the following capabilities:
•	Accept and respond as accurately as possible to all Satellite commands pertaining to attitude control, and command and data handling

•	Software upgradeable so the latest flight software version can be uploaded and run

•	Medium level fidelity flight simulation code is provided to allow for realistic on-orbit telemetry and Satellite responses to actuators and propulsion reactions

•	Provide a graphical software user interface to configure and operate the simulator

•	All hardware platforms required to run and maintain the Satellite Simulator
2.11 Successful Operations
The functionality of the Simulator shall be as mutually agreed upon between the Customer and the Contractor. The Satellite Simulator shall be used by the Customer for Satellite Control Center (SCC) compatibility testing, launch, and on-orbit operations simulations for operator training. The Satellite Simulator shall be delivered to ORBCOMM’s Operations center.
[* * *]
[1 page omitted]
To meet this milestone, the Contractor shall demonstrate to the Customer through telemetry and/or analysis and on-orbit performance that each Satellite meets the following performance requirements when the ORBCOMM NCC and GES’ are operating sufficiently:
1.	The Satellites shall meet the attitude control point requirements as outlined in the Specification.

2.	The Satellite batteries shall provide enough power to operate the payload through [* * *] without interruption.

3.	The Satellite Solar Arrays shall provide enough power to recharge the batteries after [* * *] with a full payload in operation (or demonstrate with an equivalent load) within [* * *] orbit period.

4.	The Satellite electrical power subsystem shall be capable of controlling power (on/off) to each of the payload components.

5.	The payload is capable of operating continuously, meeting the following requirements without interruption or ground commands for at least [* * *] period:
5.1.	The subscriber receiver has at least [* * *]% subscriber demodulators operating in all receiver modes for [* * *] out of [* * *] downlinks

5.2.	[* * *]% of the subscriber downlinks are operating at no less than [* * *] below the specified RF levels based on an agreed upon measurement and analysis verification process

B15TD1413	ORBCOMM OG2 Satellite SOW	6 of 10
ORBCOMM Proprietary Information

2.12 Major Milestones and Deliverable Timeline
All major deliverables and services described in this SOW shall be delivered to the Customer according to the Major Milestones list in Table 1. The Contractor shall provide notification if any Customer actions or extenuating circumstances result in a delivery delay and request a schedule, penalty or compensation adjustment. All other deliverables and services not listed in this table shall be delivered according to the schedule listed in the Section 11.
Table 1. Major Milestones

Scheduled
Completion
After Start of
Contract
Milestone #	Milestone Description	Ref Section	(Months)
1	[* * *]
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22

B15TD1413	ORBCOMM OG2 Satellite SOW	7 of 10
ORBCOMM Proprietary Information

Scheduled
Completion
After Start of
Contract
Milestone #	Milestone Description	Ref Section	(Months)
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
[* * *]
[2 pages omitted]

B15TD1413	ORBCOMM OG2 Satellite SOW	8 of 10
ORBCOMM Proprietary Information

3 Launch Services Support
The Contractor shall provide Launch Services Support (LSS) in accordance to Sections 3.3 and 3.5 of the Specification for the OG2 Program.
ORBCOMM is responsible for managing the Launch Services Provider(s) (LSP) in performing and integrating the overall Programmatic Launch Services functions including Program/Project planning, Risk Management, Range Safety, Launch and Operations. ORBCOMM’s selection of Launch Vehicles shall be made pursuant to Section 2.5 of the Agreement. The Contractor shall provide LSS as relates to the OG2 Satellites for the listed Launch Services Support functions below.
Launch Services Support will support the launch of the Satellites from the time a launch campaign is initiated until the Satellites have been successfully lifted off the launch pad. These activities includes transporting the Satellite(s) and necessary GSE from the production or storage facility to the launch base, performing pre-launch Satellite processing, transporting the Satellite(s) to the launch pad, mating to the launch vehicle separation adapter, mating with the launch vehicle and the payload fairing, and ensuring the launch readiness. Launch Services Support shall apply to each Flight Satellite.
[* * *]
[3 pages omitted]

B15TD1413	ORBCOMM OG2 Satellite SOW	9 of 10
ORBCOMM Proprietary Information

4 Software Deliverables
[* * *]
[40 pages omitted]

B15TD1413	ORBCOMM OG2 Satellite SOW	10 of 10
ORBCOMM Proprietary Information

Exhibit A, Part 1B
Exhibit A, Part 1B
ORBCOMM
Generation 2 (OG2) Satellite Specification
This document is Exhibit A, Part 1B of the ORBCOMM Generation 2
(OG2) Satellite Procurement Agreement.
Document Number: B15051414
Release Date: 11 April 2008

2115 Linwood Avenue, Suite 100, Fort Lee, NJ 07024	21700 Atlantic Boulevard, Dulles, VA 20166
Telephone: 201-363-4900	Telephone: 703-433-6300
www.orbcomm.com
ORBCOMM Proprietary Information

Disclaimers
This document is the proprietary and exclusive property of ORBCOMM except as otherwise indicated. No part of this document, in whole or in part, may be reproduced, stored, transmitted, or used for design purposes without the prior written permission of ORBCOMM.
Export Control Statement
The contents of this document, in whole or in part, shall not be exported from the United States, which export shall include, but not be limited to, transmittal to any non-U.S. citizen wherever said person is located, except in accordance with all United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations. Diversion, re-export or transshipment of the contents of this document, in whole or in part, contrary to U.S. law is also strictly prohibited.
[* * *]
[72 pages omitted]

B15051414	ORBCOMM OG2 Satellite Specification	2 of 2
ORBCOMM Proprietary Information

Exhibit B
LABOR RATES AND TRAVEL POLICY

	2008	2009	2010
	Total	Total	Total
FIELD SERVICE LABOR	Burd Rate	Burd Rate	Burd Rate
PROGRAM MANAGER III		[* * *]
PROGRAM MANAGER II
PROGRAM MANAGER I
PROJECT ANALYST I
SYSTEMS ENG III
SOFTWARE ENG IV
PROJECT ENG II
ELECTRICAL ENG II
MECH. ENG 11
TECH WRITER II
TECH WRITER I
CONFIGURATION MGR
LOGESTICS SPECIALIST
QA SPECIALIST I
QA INSPECTOR I

MSI Labor Category	2008	2009	2010	2011
MSI Enterprise Engineer			[* * *]
Group Engineer
Senior System Engineer
Senior Staff Engineer
Quality Control
Program Support
ASI — Executive MTS

Exhibit B
LABOR RATES AND TRAVEL POLICY
SNC TRAVEL TIME POLICY
Employees will be eligible for travel time and will be compensated as required by applicable law.
The following policies shall be used when calculating hours worked for the purpose of travel time:
1.	All travel time is compensable if it is same day travel.

2.
Employees whose travel requires an overnight stay will be compensated for travel time that is within his or her normal working hours. Such time is considered hours worked on regular working days during normal work time, and also during the corresponding time of non-working days i.e. Saturday, Sunday and Holidays.

3.	Any non-business meal periods or times when an employee is permitted to sleep will not be considered as time worked and is non-compensable.

4.	Overtime may only be earned if the employee’s compensable travel time and hours worked exceed 40 hours in any workweek.

5.	Employees will not be compensated for time spent traveling if the additional travel time was due to the employees choice of transportation.

6.	Normal travel time commuting from home to work and work to home is not compensable and must be subtracted from any travel time claimed.

7.	All time that an employee spends traveling as a part of the principal activity of the position i.e. travel from job site to job site, is considered hours worked.

Exhibit C
Key Personnel
SUPPLIER Personnel

Title	Name
OG2 Program Manager	Doug Infiesto
Bus Subsystem Manager	Lad Henry Curtis
Communication Subsystem Manager	TBD*
RF Payload Manager	TBD*
Antenna Boom Manager	TBD*
Lead Systems Engineer	Charlie Gault
Lead Integration and Test Engineer	Terrance Yee
Lead Mechanical Systems Engineer	Bill Plaster
Lead Avionics System Engineer	Ladd Gillies
LV Interface Manager	Bill Anders
Lead Software Engineer	Dave Bryan
*     TBD: Supplier Personnel will be determined upon the selection of, and award to the payload provider.

Exhibit D
PROJECT SOFTWARE AND SOFTWARE DOCUMENTATION
TERMS AND CONDITIONS
1. The parties agree that the Project Software and Software Documentation delivered to ORBCOMM pursuant to this Agreement will comprise all software and software documentation and/or components and/or amendments and derivatives that are:
(a) — owned by or copyrighted to ORBCOMM on before the Effective Date of this Agreement (“Existing ORBCOMM Software”); and
(b) — owned by or licensed to SUPPLIER on or before the Effective Date of this Agreement (“Existing SUPPLIER Software”); and
(c) — owned by third parties and licensed to ORBCOMM on or before the Effective Date of this Agreement (“Existing Third Party Software”); and
(d) — to be developed by ORBCOMM and made available for use in the Project (“New ORBCOMM Software”); and
(e) — to be developed by or for SUPPLIER for the Project and licensed to ORBCOMM as provided herein (“New SUPPLIER Software”), and
(f) — to be developed by third parties for the Project and licensed to ORBCOMM for use in the Project and thereafter (“New Third Party Software”).
2. SUPPLIER shall have principal responsibility for delivery of Project Software and Software Documentation integrating all of the above that performs and/or is interoperable as described in the SOW in the context of Project infrastructure.
3. ORBCOMM hereby grants SUPPLIER, for use in the Project only, all of the nonexclusive, nontransferable licenses and sublicenses necessary to use, make derivative works from, and integrate with other Project Software and Software Documentation, such Existing ORBCOMM Software, Existing Third Party Software, and New Third Party Software as ORBCOMM or its third party software contractors shall make available to SUPPLIER in the course of SUPPLIER’s performance of its Work and Services hereunder.
4. SUPPLIER hereby grants ORBCOMM, for use in support of the Project and thereafter, all of the licenses and sublicenses necessary (a) to use, make derivative works from, and integrate with the other Project Software and Software Documentation mentioned above, such Existing SUPPLIER Software and New SUPPLIER Software and the directly related Project Software and Software Documentation as shall be made available to ORBCOMM in the course of SUPPLIER’s Work and Services for the Project, and (b) to permit ORBCOMM’s third party software contractors to do the same.
5. Except as specified in Exhibit E mentioned in the following paragraph, all SUPPLIER Work and Services regarding Project Software and Software Documentation (including without limitation, all code, documentation, notes, graphics, and test results) and all New SUPPLIER Software and any Project Software and Software Documentation directly related to any of the foregoing shall be deemed to be jointly owned by the Parties, and each Party hereby licenses the other the right to use, make derivative works from, and sublicense the same.

6. Each Party represents and warrants to the other that (a) it has such right, title, and interest in any Project Software and Software Documentation made available to the other Party hereunder as may be necessary to the use of such software for the Project purposes described or required in the SOW, and (b) such use shall not infringe the rights of others. SUPPLIER further represents and warrants that, unless otherwise specified in Exhibit E, “Third Party Software Ownership and Licensing,” attached to this Agreement and to be updated as necessary and agreed by ORBCOMM throughout its Work and Services hereunder, all Project Software and Software Documentation used in its SUPPLIER’s Work and Services and/or delivered to ORBCOMM hereunder shall be SUPPLIER’s own original work.
7. To the extent SUPPLIER may by operation of law or otherwise attain any right, title, or interest in any Project Software and Software Documentation, SUPPLIER hereby and without further consideration agrees to grant to ORBCOMM a license to use any and all of the same and any goodwill attaching thereto, free from any encumbrances whatever, to ORBCOMM. ORBCOMM shall thus be entitled to use and modify the Project Software and Software Documentation in source code or other form to create derivative software(s) and to use, copy, have copied, sublicense, market, and distribute the Project Software and Software Documentation and any derivative softwares and related documentation.
8. SUPPLIER hereby covenants with ORBCOMM that it will, at the request of ORBCOMM at all times hereafter, do all such acts and execute such documents as may be necessary or desirable to secure the vesting of all rights in ORBCOMM pursuant to this Exhibit D and to assist in the resolution of any question concerning ORBCOMM’s joint ownership of the New SUPPLIER Software and New Third Party Software and directly related Project Software and Software Documentation and any intellectual property rights related to or derived from either or both of the same.
9. SUPPLIER shall, contemporaneously with its entry into this Agreement, execute (as the “Depositor”) and thereafter perform the obligations of a Depositor under the “Preferred Escrow Agreement” with Iron Mountain and ORBCOMM (as the “Preferred Beneficiary”), attached hereto as Exhibit F. ORBCOMM agrees that it shall pay Iron Mountain’s fees under the Preferred Escrow Agreement. Subject to ORBCOMM’s obligation to pay Iron Mountain’s fees, SUPPLIER agrees that ORBCOMM shall have the right to adjust the level of work to be performed by Iron Mountain and/or terminate the Preferred Escrow Agreement in accordance with its terms and SUPPLIER shall execute and deliver such instructions to Iron Mountain as ORBCOMM may reasonably request to reflect ORBCOMM’s decisions in this regard.
10. The Party granting a license(s) in Sections 3, 4, 5, or 7 of this Exhibit D (hereinafter, in this Exhibit, the “Indemnitor Party”) shall indemnify the other party, its Project contractors, and its and their officers, directors, employees (together, “Indemnitees”), against all costs, expenses, (including reasonable attorney’s fees), and damages (together, “Damages”) arising out of any claim, suit, demand, or action alleging infringement in the making, licensing, or use of any Project Software and Software Documentation so licensed, made, or assigned; provided, however, that: (i) the Indemnitees shall have given the Indemnitor Party prompt notice of such claim, suit, demand, or action; (ii) the Indemnitees shall cooperate with the licensing Party in the defense and settlement thereof; and, (iii) the Indemnitor Party shall have control of the defense of such claim, suit, demand, or action and the settlement or compromise thereof, and provided further that SUPPLIER shall not enter into any settlement or compromise that fails to completely relieve Indemnitees from any liability or obligation with respect to such matter; nor shall SUPPLIER have the right to control the defense of any action in which SUPPLIER disputes liability to ORBCOMM. The failure or delay of an Indemnitee to deliver prompt notice of a claim shall not excuse any indemnity obligations of the Indemnitor Party, except to the extent that the Indemnitor Party was actually disadvantaged by such failure or delay.

11. If a temporary or a final injunction is obtained against an Indemnitee’s use of the Project Software and Software Documentation or any portion thereof by reason of an infringement of a U.S. copyright, trade secret, or other proprietary right, the Indemnitor Party will, at its option and expense, either (i) procure for the Indemnitee(s) the right to continue using the infringing Project Software and Software Documentation or (ii) replace or modify the infringing Project Software and Software Documentation, or the infringing portion thereof, so that it no longer is infringing (provided that the utility or performance of the same is not adversely affected by such replacement or modification). A party shall have no liability to the other party or other Indemnitees for any infringement action, claim, suit, demand, or action to the extent that it is based upon or arises out of the modification of Project Software and Software Documentation or the Project Software and Software Documentation by the other party without notice to and the express written consent of the first party.
12. EVEN IF AN INDEMNITOR PARTY HAS BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL ANY DAMAGES WHICH MAY BE ASSESSED UPON AN INDEMNITOR PARTY FOR ANY REASON EXCEED THE PURCHASE PRICE UNDER THE AGREEMENT. ANY ACTION FOR INDEMNIFICATION OF DAMAGES AGAINST A LICENSING PARTY MUST BE COMMENCED WITHIN TWO (2) YEARS AFTER A FINAL JUDGMENT OF INFRINGEMENT IS ENTERED.
13. EXCEPT AS TO THIRD PARTY LIABILITY, IN NO EVENT WILL AN INDEMNITOR PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF USE OR LOST BUSINESS, REVENUE, OR GOODWILL) ARISING IN CONNECTION WITH THIS AGREEMENT, ANY SOFTWARE AND SOFTWARE DOCUMENTATION OF OTHERS, OR THE PROJECT SOFTWARE AND SOFTWARE DOCUMENTATION, AND/OR THE USE THEREOF, UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR NEGLIGENCE.

Exhibit E
THIRD PARTY SOFTWARE OWNERSHIP AND LICENSING

Third Party Software Software Ownership and Licensing	Version
Software Title (SOW) Section 4)
[* * *]	[* * *]
The foregoing software shall only be deemed included on this Exhibit E to the extent such software exists on or prior to the Effective Date. Upon selection and execution of subcontracts with vendors, this list may be updated as necessary in accordance with the provisions of Exhibit D to the Agreement.

Exhibit F
Three-Party Escrow Service Agreement
Deposit Account Number:
1.	Introduction.

This Three Party Escrow Service Agreement (the “Agreement”) is entered into by and between Sierra Nevada Corporation and its Affiliates, as defined below (the “Depositor”), and by ORBCOMM Inc. and its Affiliates (the “Beneficiary”) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”) on this 5th day of May, 2008 (the “Effective Date”). Depositor, Beneficiary, and Iron Mountain may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

(a) The use of the term services in this Agreement shall refer to Iron Mountain services that facilitate the creation, management, and enforcement of software or other technology escrow accounts as described in Exhibit A attached hereto (“Services”). A Party shall request Services under this Agreement by submitting a work request for certain Iron Mountain Services (“Work Request”) via written instruction or the online portal maintained at the website located at www.ironmountainconnect.com, or other websites owned or controlled by Iron Mountain that are linked to that website (collectively the “Iron Mountain Website”).

(b) The Beneficiary and Depositor have, or will have, entered into a license agreement or other agreement conveying intellectual property rights to the Beneficiary, and the Parties intend this Agreement to be considered as supplementary to such agreement, pursuant to Title 11 United States Bankruptcy Code, Section 365(n).

2.	Depositor Responsibilities and Representations.
(a)
Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement (“Deposit Material”) to Iron Mountain not later than sixty (60) days from the Effective Date of the Procurement Agreement. Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain using the form attached hereto as Exhibit B.

(b)
Depositor represents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement free of any liens or encumbrances as of the date of their deposit. Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement. Depositor warrants that with respect to the Deposit Material, Iron Mountain’s proper administration of this Agreement will not violate the rights of any third parties.

(c)
Depositor represents that all Deposit Material is readable in its then current form; if any portion of such Deposit Material is encrypted, the necessary decryption tools and keys to read such material are deposited contemporaneously.

(d)
Depositor agrees, upon request by Iron Mountain, in support of Beneficiary’s request for verification Services, to promptly complete and return the Escrow Deposit Questionnaire attached hereto as Exhibit Q. Depositor consents to Iron Mountain’s performance of any level(s) of verification Services described in Exhibit A attached hereto and Depositor further consents to Iron Mountain’s use of a subcontractor to perform verification Services. Any such subcontractor shall be bound by the same confidentiality obligations as Iron Mountain and shall not be a direct competitor to either Depositor or Beneficiary. Iron Mountain shall be responsible for the delivery of Services of any such subcontractor as if Iron Mountain had performed the Services. Depositor represents that all Deposit Material is provided with all rights necessary for Iron Mountain to verify such proprietary technology and materials upon receipt of a Work Request for such Services or agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing reasonable access to its technical personnel for verification Services whenever reasonably necessary.

3.	Beneficiary Responsibilities and Representations.
(a)	Beneficiary acknowledges that, as between Iron Mountain and Beneficiary, Beneficiary assumes all responsibility for the completeness and functionality of all Deposit Material.

(b)
Beneficiary may submit a verification Work Request to Iron Mountain for one or more of the Services defined in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor if needed to provide such Services. Beneficiary warrants that Iron Mountain’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

4.	Iron Mountain Responsibilities and Representations.
(a)
Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by Authorized Person(s) (as identified in the “Authorized Person(s)/Notices Table” below) representing the Depositor or Beneficiary in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all required information at any time upon notification to the Party originating the Work Request.

(b)
Iron Mountain will conduct a visual inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will notify Depositor of such discrepancies and notate such discrepancy on the Exhibit B.

(c)	Iron Mountain will provide notice to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d)
Iron Mountain will work with a Party who submits any verification Work Request for Deposit Material covered under this Agreement to either fulfill any standard verification Services Work Request or develop a custom Statement of Work (“SOW”). Iron Mountain and the requesting Party will mutually agree in writing to an SOW on the following terms and conditions that include but are not limited to: description of Deposit Material to be tested; description of Verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein.

1.	Iron Mountain will hold and protect Deposit Material in physical or electronic vaults that are either owned or under the control of Iron Mountain, unless otherwise agreed to by the Parties.

2.
Upon receipt of written instructions by both Depositor and Beneficiary, Iron Mountain will permit the replacement or removal of previously submitted Deposit Material. The Party making such request shall be responsible for getting the other Party to approve the joint instructions.

5.	Payment.

The Party responsible for payment designated in Exhibit A (“Paying Party”) shall pay to Iron Mountain all fees as set forth in the Work Request (“Service Fees”). Except as set forth below, all Service Fees are due within thirty (30) calendar days from the date of invoice in U.S. currency and are non-refundable. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the term of this Agreement. The Paying Party is liable for any taxes related specifically to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice. Depositor and Beneficiary agree that if this Agreement terminates during the term for any reason, other than for the fault of Iron Mountain, all prepaid fees shall be non-refundable. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of one percent (1%) per month (12% per annum) or the maximum rate permitted by law, whichever is less. Notwithstanding, the non-performance of any obligations of Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service Fees that accrue during the Term of this Agreement.

6.	Term and Termination.
(a)
The “Term” of this Agreement is for a period of one (1) year from the Effective Date (“Initial Term”) and will automatically renew for additional one (1) year terms (“Renewal Term”) and continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide Iron Mountain with sixty (60) days’ prior written joint notice of their intent to terminate this Agreement; (ii) Beneficiary provides Iron Mountain and Depositor with sixty (60) days’ prior written notice of their intent to terminate this Agreement; (iii) the Agreement terminates under another provision of this Agreement; or (iv) any time after the Initial Term, Iron Mountain provides a sixty (60) days’ prior written notice to the Depositor and Beneficiary of Iron Mountain’s intent to terminate this Agreement. If the Effective Date is not specified in the Introduction section, then the last date noted on the signature blocks of this Agreement shall be the Effective Date.

(b)
Unless the express terms of this Agreement provide otherwise, upon termination of this Agreement, Iron Mountain shall return the Deposit Material to the Depositor. If reasonable attempts to return the Deposit Material to Depositor are unsuccessful, Iron Mountain shall destroy the Deposit Material.

(c)
In the event of the nonpayment of undisputed Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with written notice of Iron Mountain’s intent to terminate this Agreement. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such written notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending written notice to all Parties. Iron Mountain shall have no obligation to perform the Services under this Agreement (except those obligations that survive termination of this Agreement) so long as any undisputed Service Fees due Iron Mountain under this Agreement remain unpaid.

7.	General Indemnity.

Subject to Section 10 and 11, each Party shall defend, indemnify and hold harmless the others, their corporate affiliates and their respective officers, directors, employees, and agents and their respective successors and assigns from and against any and all claims, losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising under this Agreement from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them.

8.	Warranties.
(a)
IRON MOUNTAIN WARRANTS ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO IRON MOUNTAIN BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN THIS AGREEMENT.

(b)
Depositor warrants that all Depositor information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Depositor information during the Term of this Agreement.

(c)
Beneficiary warrants that all Beneficiary information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary information during the Term of this Agreement.

(d)
Ownership Warranty. Depositor warrants that it is the owner or legal custodian of the Deposit Material and has full authority to store the Deposit Material and direct their disposition in accordance with the terms of this Agreement. Depositor shall reimburse Iron Mountain for any expenses reasonably incurred by Iron Mountain (including reasonable legal fees) by reason of Iron Mountain’s compliance with the instructions of Depositor in the event of a dispute concerning the ownership, custody or disposition of Deposit Material stored by Depositor with Iron Mountain.

9.	Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third Party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will notify the Parties to this Agreement unless prohibited by law. After notifying the Parties, Iron Mountain may comply in good faith with such order. It shall be the responsibility of Depositor or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will cooperate with the Depositor or Beneficiary, as applicable, to support efforts to quash or limit any subpoena, at such party’s expense. Any party requesting additional assistance shall pay Iron Mountain’s standard charges or as quoted upon submission of a detailed request.

10.	Limitation of Liability.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO ONE YEAR OF FEES PAID OR OWED TO IRON MOUNTAIN UNDER THIS AGREEMENT. IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS. THIS LIMIT SHALL NOT APPLY TO ANY PARTY FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT OR TRADEMARK; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) DAMAGE TO TANGIBLE PROPERTY (EXCLUDING THE DEPOSIT MATERIAL); (IV) PROVEN THEFT; OR (V) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. FOR THE AVOIDANCE OF DOUBT, THIS LIMIT SHALL NOT APPLY TO DEPOSITOR AND BENEFICIARY WITH RESPECT TO ANY CLAIM, LIABILITY OR DAMAGE ARISING UNDER OR RELATED TO ANY AGREEMENT OTHER THAN THIS AGREEMENT.

11.	Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

12.	General.
(a)	Incorporation of Work Requests. All valid Depositor and Beneficiary Work Requests are incorporated into this Agreement.

(b)
Purchase Orders. In the event that the Paying Party issues a purchase order or other instrument used to pay Service Fees to Iron Mountain, any terms and conditions set forth in the purchase order which constitute terms and conditions which are in addition to those set forth in this Agreement or which establish conflicting terms and conditions to those set forth in this Agreement are expressly rejected by Iron Mountain.

(c)
Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform the Services. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d)
Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the Commonwealth of Massachusetts, USA, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)
Authorized Person(s). Depositor and Beneficiary must each authorize and designate one person whose actions will legally bind such party (“Authorized Person” who shall be identified in the Authorized Persons (s) Notices Table of this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain website or written instruction. The Authorized Person for each the Depositor and Beneficiary will maintain the accuracy of their name and contact information provided to Iron Mountain during the term of this Agreement.

(f)
Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine and from an Authorized Person(s), officer, or other employee of a Party. Iron Mountain may assume that such representative of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document reasonably believed to be from such representative. With respect to Release and Destruction of Deposit Materials, Iron Mountain shall rely on an Authorized Person(s).

(g)
Force Majeure. No Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(h)
Notices. All notices regarding Exhibit C (release) shall be sent by commercial express mail or other commercially appropriate means that provide prompt delivery and require proof of delivery. All other correspondence, including invoices, payments, and other documents and communications, may be sent electronically or via regular mail. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice to last known address of the other Parties that is relied on herein and that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(i)	No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(j)
Assignment. No assignment of this Agreement by Depositor or Beneficiary or any rights or obligations of Depositor or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed. Iron Mountain shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Beneficiary unless Iron Mountain receives clear, authoritative and conclusive written evidence of the change of parties.

(k)
Severability. In the event any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. If this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for any Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by written notice to the others.

(l)
Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(m)
Attorneys’ Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(n)
No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(o)
Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or the rights or obligations of any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the corresponding Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The Parties shall submit briefs of no more than 10 pages and the arbitration hearing shall be limited to two (2) days maximum. The arbitrator shall apply Massachusetts law. Unless otherwise agreed by the Parties, arbitration will take place in Boston, Massachusetts, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by Iron Mountain, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(p)
Regulations. All Parties are responsible for and warrant, to the extent of their individual actions or omissions, compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

(q)
No Third Party Rights. This Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the parties hereto.

(r)
Entire Agreement. The Parties agree that this Agreement, which includes all the Exhibits attached hereto and all valid Work Requests submitted by the Parties, is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

(s)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(t)
Survival. Sections 6 (Term and Termination), 7 (General Indemnity), 8 (Warranties), 9 (Confidential Information), 10 (Limitation of Liability) 11(Consequential Damages Waiver), and 12 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

(u)
Affiliates. “Affiliates”, as used herein, shall mean those entities controlled by, or under common control with, a party of this Agreement. For purposes of the foregoing definition “control” (including “controlled by” and “under common control”) shall mean ownership of, or the right to acquire; (a) not less than fifty percent (50%) of the voting stock of a corporation, (b) the right to vote not less than fifty (50%) of the voting stock of a corporation, or (c) not less than fifty percent (50%) ownership interest in a partnership or other business entity. It is the intention of the parties (i) that each Affiliate shall be bound by the terms and conditions of this Agreement, (ii) that all of the services provided under this Agreement be made available to each Affiliate, (iii) each Affiliate shall be entitled to enforce this Agreement against Iron Mountain and that (iv) each Affiliate shall be a third party beneficiary of this Agreement.

NOTE: SIGNATURE BLOCKS FOLLOW ON THE NEXT PAGE
Note: If contracting electronically via the online portal, clicking the “I Accept” button displayed as part of the ordering process, evidences agreement to the preceding terms and conditions (the ‘Agreement”). If you are entering into this Agreement via the online portal on behalf of a company or other legal entity, you represent that you have the authority to bind such entity to these terms and conditions, in which case the terms “you” or “your” shall refer to such entity. If you do not have such authority, or if you do not agree with these terms and conditions, you must select the “I Decline” button.

DEPOSITOR	BENEFICIARY

Company Name:	Sierra Nevada Corporation.	Company Name:	ORBCOMM Inc.
Signature:		Signature:

Print Name:		Print Name:

Title:		Title:

Date:		Date:

Email Address		Email Address:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

Signature:

Print Name:

Title:

Date:

Email Address:	ipmclientservices@ironmountain.com
NOTE: Authorized Person(s)/Notices Table, Billing Contact Information Table and exhibits follow

DEPOSITOR — Authorized Person(s)/Notices Table
Provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All notices will be sent to the person(s) at the address(es) set forth below. This is required information.

Company:	Sierra Nevada Corporation
Administrative Contact
Print Name:

Title:
Email Address

Address 1	444 Salomon Circle

Address 2

City/State/Province	Sparks, NV.

Postal/Zip Code	89434-9651

Phone Number	775.331.0222

Fax Number	775.331.0370

BENEFICIARY — Authorized Person(s)/Notices Table
Provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All notices will be sent to the person(s) at the address(es) set forth below. This is required information.

Company:	Orbcomm, Inc.
Administrative Contact
Print Name:

Title:

Email Address

Address 1	21700 Atlantic Blvd.

Address 2

City/State/Province	Dulles, VA

Postal/Zip Code	20166

Phone Number	7034336000

Fax Number	7034336380

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
All notices should be sent to ipmclientservices@ironmountain.com OR
Iron Mountain Intellectual Property Management, Inc., Attn: Client Services
2100 Norcross Parkway, Suite 150
Norcross, Georgia, 30071, USA.
Telephone: 800-875-5669
Facsimile: 770-239-9201

Billing Contact Information Table
Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

Print Name:	Print Name:

Title:	Title:

Email Address	Email Address

Street Address	Street Address	21700 Atlantic Boulevard, Ste 300

Province/City/State	Province/City/State	Dulles, VA

Postal/Zip Code	Postal/Zip Code	20166

Phone Number	Phone Number	(703) 433-6420

Fax Number	Fax Number	(703) 433-6380

Purchase order #	Purchase order #

MUST BE COMPLETED Exhibit A — Escrow Service Work Request — Deposit Account Number:

				Paying Party
	Service Description — Three Party Escrow Agreement			Check box to
Service	All services are listed below. Services in shaded tables	One-		identify the Paying
Check box(es)	are required for every new escrow account set up.	Time	Annual	Party for each
to order service	Some services may not be available under the Agreement.	Fees	Fees	service below.
☑ Setup Fee	Iron Mountain will setup a new escrow deposit account using a standard escrow agreement. Custom contracts are subject to the Custom Contract Fee noted below.	$1250		☐ Depositor — OR — ☑ Beneficiary
☑ Deposit Account Fee- including Escrow Management Center Access	Iron Mountain will set up one deposit account to manage and administrate access to Deposit Material that will be securely stored in controlled media vaults. Furthermore, Iron Mountain will provide account services that include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management, submission of electronic Work Requests, and communication of status. A Client Manager will be assigned to each deposit account and provide training upon request to facilitate secure Internet access to the account and ensure fulfillment of Work Requests. An oversize fee may apply.		$1,000	☐ Depositor — OR — ☑ Beneficiary
☑ Beneficiary Fee including Escrow Management Center Access	Iron Mountain will fulfill a Work Request to add a Beneficiary to an escrow deposit account and manage access rights associated with the account. Beneficiary will have access to Iron Mountain Connect™ Escrow Management Center for secure online account management, submission of electronic Work Requests, and communication of status. A Client Manager will be assigned to each deposit account and provide training upon request to facilitate secure Internet access to the account and ensure fulfillment of Work Requests.		$700	☐ Depositor — OR — ☑ Beneficiary
☐ Add Deposit Tracking Notification	At least semi-annually, Iron Mountain will send an update reminder to Depositor. Thereafter, Beneficiary will be notified of last deposit.	N/A	$375	☐ Depositor — OR — ☐ Beneficiary
☐ Add File List Test	Iron Mountain will fulfill a Work Request to perform a File List Test, which includes analyzing deposit media readability, file listing, creation of file classification table, virus scan, and assurance of completed deposit questionnaire. A final report will be sent to the Paying Party regarding the Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material.	$2,500	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Add Level 1 — Inventory Test	Iron Mountain will perform an Inventory Test on the initial deposit, which includes Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor’s software development environment. Output includes a report which will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit. Fee Contingencies Enclosed.	$5,000	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Add Level 2 — Deposit Compile Test	Iron Mountain will fulfill a Work Request to perform a Deposit Compile Test, which includes the Inventory Test as described above plus recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code, pass/fail determination, creation of comprehensive build instructions with a final report sent to the Paying Party regarding the Deposit Material. The Paying Party and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.	Based on SOW	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Add Level 3 — Deposit Usability Test — Binary Comparison	Iron Mountain will fulfill a Work Request to perform one Deposit Compile Test Binary Comparison which includes a comparison of the files built from the Deposit Compile Test to the actual licensed technology on the Beneficiary’s site to ensure a full match in file size, with a final report sent to the Requesting Party regarding the Deposit Material. The Paying Party and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.	Based on SOW	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Add Level 4 — Deposit Usability Test — Full Usability Test	Iron Mountain will fulfill a Work Request to perform one Deposit Compile Test Full Usability which includes a confirmation that the built applications work properly when installed. A final report will be sent to the Paying Party regarding the Deposit Material. The Paying Party and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment.	Based on SOW	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Add Dual/Remote Vaulting	Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement. Duplicate storage request may be in the form of either physical media or electronic storage.	N/A	$500	☐ Depositor — OR — ☐ Beneficiary
☐ Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Materials” the Escrow Service Agreement.	$500	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Add Custom Services	Iron Mountain will provide its Escrow Expert consulting based on a custom SOW mutually agreed to by all Parties.	$175/hour	N/A	☐ Depositor — OR — ☐ Beneficiary
☐ Custom Contract Fee	Custom contracts are subject to the Custom Contract Fee, which covers the review and processing of custom or modified contracts.	$500	N/A	☐ Depositor — OR — ☐ Beneficiary
Note: Parties may submit Work Requests via written instruction or electronically through the online portal.

Exhibit B
Deposit Material Description
Company Name: Sierra nevada Corporation Escrow Account Number:
Deposit Name                      and Deposit Version
(Deposit Name will appear in account history reports)
Deposit Media (Please Label All Media with the Deposit Name Provided Above)

Media Type	Quantity	Media Type	Quantity
☑ ☐ CD-ROM / DVD		☐ 3.5” Floppy Disk

☐ DLT Tape		☐ Documentation

☐ DAT Tape		☐ Hard Drive / CPU

☐ Circuit Board

Total Size of Transmission
	(specify in bytes)	# of Files	# of Folders
☐ Internet File Transfer

☐ Other (please describe below):

Deposit Encryption (Please check either “Yes” or “No” below and complete as appropriate)
Is the media or are any of the files encrypted? ☐ Yes or ☑ No
If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name	Version

Hardware required

Software required

Other required information

Deposit Certification (Please check the box below to Certify and Provide your Contact Information)

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.

Name:	Name:

Print Name:	Print Name:

Date:	Date:

Email Address:

Telephone Number:

Fax Number:

Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

Iron Mountain Intellectual Property Management, Inc.	Telephone: 800-875-5669
Attn: Vault Administration	Facsimile: 770- 239-9201
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
FOR IRON MOUNTAIN USE ONLY: (NOTED DISCREPANCIES ON VISUAL INSPECTION)

Exhibit C
RELEASE OF DEPOSIT MATERIALS
Deposit Account Number:
Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material. All notices under this Exhibit C shall be sent pursuant to the terms of Section 12(h) Notices.
1.	Release Conditions. The Depositor and Beneficiary agree that a Work Request for the release of the Deposit Material shall be based solely on one or more of the following conditions (defined as “Release Conditions”):
(i)	Depositor’s breach of the license agreement or other agreement between the Depositor and the Beneficiary regulating the use of the Deposit Material covered under this Agreement; or
(ii)	Failure of the Depositor to function as a going concern or to operate in the ordinary course; or
(iii)	Depositor is subject to voluntary or involuntary bankruptcy.
2.	Release Work Request. A Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement. Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the Depositor’s Authorized Person(s).
3.	Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor authorized representative(s) shall have ten (10) business days to deliver to Iron Mountain contrary instructions. Contrary instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured (“Contrary Instructions”). Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative. Upon receipt of Contrary Instructions, Iron Mountain shall promptly send a copy to Beneficiary’s Authorized Person(s). Additionally, Iron Mountain shall notify both Depositor and Beneficiary Authorized Person(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary with instructions to release the Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.
4.	Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any undisputed, unpaid Service Fees due Iron Mountain from the Parties before fulfilling the Work Request to release Deposit Material covered under this Agreement. Any Party may cure a default of payment of Service Fees.
5.	Termination of Agreement Upon Release. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.
6.	Right to Use Following Release. Beneficiary has the right under this Agreement to use the Deposit Material for the sole purpose of continuing the benefits afforded to Beneficiary by the License Agreement. Notwithstanding, the Beneficiary shall not have access to the Deposit Material unless there is a release of the Deposit Material in accordance with this Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Material.

ESCROW DEPOSIT QUESTIONNAIRE
Introduction
From time to time, technology escrow beneficiaries may exercise their right to perform verification services. This is a service that Iron Mountain provides for the purpose of validating relevance, completeness, currency, accuracy and functionality of deposit materials.
Purpose of Questionnaire
In order for Iron Mountain to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.
Instructions
Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion, or e-mail it to Iron Mountain to the attention of verification@ironmountain.com
Escrow Deposit Questionnaire
General Description
(i)	What is the general function of the software to be placed into escrow?

(ii)	On what media will the source code be delivered?

3.	What is the size of the deposit in megabytes?
Requirements for the Execution of the Software Protected by the Deposit
1.	What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.)

2.	How many machines are required to completely set up the software?
3.	What are the software and system software requirements, to execute the software and verify correct operation?
Requirements for the Assembly of the Deposit
A.	Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?)

B.	How many build processes are there?
C.	How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?
D.	What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)
E.	What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?
F.	How many separate deliverable components (executables, share libraries, etc.) are built?
G.	What compilers/linkers/other tools (brand and version) are necessary to build the application?
H.	What, if any, third-party libraries are used to build the software?
I.	How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?
J.	Do you have a formal build document describing the necessary steps for system configuration and compilation?
K.	Do you have an internal QA process? If so, please give a brief description of the testing process.
L.	Please list the appropriate technical person(s) Iron Mountain may contact regarding this set of escrow deposit materials.
Please provide your technical verification contact information below:

COMPANY:

SIGNATURE:

PRINT NAME:

ADDRESS 1:

ADDRESS 2:

CITY, STATE, ZIP

TELEPHONE:

EMAIL ADDRESS:

For additional information about Iron Mountain Technical Verification Services, please contact
Manager of Verification Services at 978-667-3601 ext. 100 or by e-mail at mailto: verification@ironmountain.com

ADDENDUM TO
IRON MOUNTAIN THREE-PARTY ESCROW SERVICE AGREEMENT
1. SOFTWARE DEPOSIT
(a) As used herein:
“Underlying Agreement” means that certain ORBCOMM Generation 2 Procurement Agreement, dated May 5, 2008, by and between ORBCOMM Inc. as Customer” and Sierra Nevada Corporation as “Contractor,” and any amendments and exhibits thereto relevant to escrow deposits of any works as defined therein, communicated to Iron Mountain as amended Instructions in accordance with the terms of this Three-Party Escrow Service Agreement; and “Depositor” has the same meaning as “Contractor” in the Underlying Agreement; and “Beneficiary” has the same meaning as “Customer” in the Underlying Agreement.
(b) Within sixty days from the Effective Date, Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement and the Underlying Agreement that existed on or prior to the Effective Date. In addition, within thirty days of the completion of Critical Design Review, Depositor shall deposit with Iron Mountain, and in accordance with the terms of this Three-Party Escrow Service Agreement, copies of all work-in-progress on the matters listed in 1.1-1.5 below. Copies of all work-in-progress on the matters listed in 1.1-1.5 below shall be provided in a mutually agreed upon schedule, but no less frequently than quarterly.
(c) This deposit requirement is in addition to, and not a substitute for, the timely delivery to Beneficiary of the same or similar Deliverables according to schedules established in the Underlying Agreement. As between Beneficiary and Depositor, in case of any inconsistency between the Underlying Agreement and this Addendum to the Three-Party Escrow Service Agreement, terms and provisions of the former shall prevail.
(d) Whenever there is no substantial change in specific materials to be deposited pursuant to this Exhibit from the deposit of the same materials made in the previous deposit, Depositor shall so certify, in writing, to both Iron Mountain and Beneficiary; but it shall thereafter be the duty of the Depositor, promptly upon any substantial change in said materials, to deposit a copy thereof that otherwise complies with the requirements of the Three-Party Escrow Service Agreement.
1.1 FLIGHT SOFTWARE SOURCE CODE
The Depositor shall deposit on standard media a complete copy of the all work-in-progress on all the Flight Satellite source code and software image files for each Flight Satellite. If the software is different for each Satellite, then one work-in-progress baseline source code can be delivered along with Satellite specific source code changes for each Satellite. The Depositor shall deposit the relevant compiler and OS version information needed to recompile the flight software image if required. The Depositor shall also deposit work-in-progress on modeling diagram and software design overview information for all the flight software.
1.2 Payload DSP Documentation
The Depositor shall deposit all work-in-progress documentation for all DSP algorithms that thoroughly describes the algorithms with respect to timing, sampling, and filtering and that is mathematically rigorous in the documentation of collision detection, resolution, noise estimation, and sync detection algorithms.
1.3 GSE Software
The Depositor shall deposit all work-in-progress on all the custom GSE software, Satellite Simulator, and FlatSat GSE. The Depositor shall also deposit all licenses for any commercial software products used for the GSE.

1.4 Telemetry Database
The Depositor shall deposit all work-in-progress on an electronic database file which contains all the relevant Satellite telemetry in the agreed upon format. Details and format of the Satellite telemetry database shall be documented in the Satellite Telemetry and Command Software Interface Control Document, to be filed by Depositor and Beneficiary with Iron Mountain.
1.5 Command Database
The Depositor shall deposit all work-in-progress on an electronic database file which contains all the relevant Satellite commands in an agreed upon format. Details and format of the Satellite command database shall be documented in the Satellite Telemetry and Command Software Interface Control Document, to be filed by Depositor and Beneficiary with Iron Mountain.

AGREED:

ORBCOMM INC.		Sierra Nevada Corporation

By:	Date:	By:	Date:

ACCEPTED:

IRON MOUNTAIN

By:	Date:

Exhibit G
SECURED CREDIT FACILITY
THIS EXHIBIT IS ONLY INTENDED TO OUTLINE THE MATERIAL TERMS AROUND WHICH A MORE DETAILED DEFINITIVE AGREEMENT, WITH OTHER CUSTOMARY TERMS, CAN BE COMPLETED IN THE EVENT THAT BORROWER ELECTS TO ESTABLISH THE CREDIT FACILITY.
Sierra Nevada Corporation as the Lender will provide a credit facility to ORBCOMM Inc. as the Borrower, with a maximum sum available of $20,000,000.00 providing for cash advances during months 24-44 of the Agreement, subject to the terms set forth below. ORBCOMM will provide Lender 45 days written notice of its intent to establish the credit facility.
The $20 Million Credit Facility (the “Credit Facility” or “Revolver”) will be subject to the following covenants and limitations:
The Revolver will be subject to a borrowing base (the “Borrowing Base”) consisting of the sum of 90% of billed receivables, not more than 90 days past due. The Borrowing Base may also be expanded to include collateral other than pledged receivables to the extent agreed to in writing by Lender and Borrower, and subject to the maximum sum available of $20,000,000.00.
Borrower must have positive EBITDA as demonstrated at the close of the most recent fiscal quarter and every quarter thereafter until the Credit Facility is paid in full.
The proceeds of the Credit Facility shall be used for making Milestone payments under the Agreement, working capital, capital expenditures, letters of credit, and other lawful corporate purposes.
Lender will flow down all applicable interest rates and the associated interest payment schedule of such interest rates to the Borrower that are established between the Lender and the Lender’s Credit Facility obtained from outside sources.
The Lender will also flow down arrangement and upfront fees to the Borrower on a pro-rata share of the aggregate principal amount of the Credit Facility. The Lender will not flow down administrative agency fees to the Borrower. The total fee is estimated to be 0.25% of the aggregate principal amount.
The Lender shall receive a first priority security interest in all accounts receivables and any other assets used to expand the Borrowing Base pledged by the Borrower and subsidiaries (the “Collateral”) at the time the Credit Facility is established.
The Lender will be allowed to conduct due diligence to verify that Borrower has positive EBITDA; as well as to verify the existence of the Collateral pledged during the due diligence process and from time to time throughout the term the Credit Facility is being used.
The Borrower may prepay the Revolver in whole or in part at any time without penalty, subject to reimbursement to the Lender of any breakage costs the Lender may incur with outside funding sources. The Credit Facility will be paid in full, including any interest payments and any expenses related thereto, within 30 days after the earlier of (i) Month 44 of the Milestone Payment Schedule or (ii) the successful completion of Milestone 31 (SS#3 Launch).
The Borrower will provide representations recording the accuracy and completeness of specified financial documents submitted to support utilization of the Credit Facility from time to time as required under herein.

The Borrower shall provide, or cause to be provided, to the Lender the Borrower’s audited consolidated/consolidating financial statements along with applicable compliance certifications regarding the Collateral. As long as the line is being utilized the Borrower will provide the Lender with a monthly A/R aging to support the accounts receivable amounts pledged under the line. Covenants as to the disposition or pledging of Borrower’s assets shall be limited to the Collateral and financial covenants shall be limited to maintaining positive EBITDA.
Events of default include, without limitation, the following: (i) nonpayment of principal, interest, fees or other amounts; (ii) violation of covenants; (iii) inaccuracy of representations and warranties; (iv) cross-default to other material agreements and indebtedness; (v) bankruptcy and other insolvency events; (vi) creditor or forfeiture proceedings; (vii) actual or asserted invalidity of any loan documentation or security interests; and (viii) change in control.

ORBCOMM Inc.	BAFO Process
Due Diligence Checklist — Exhibit H
The items set forth in this checklist are requested with respect to Sierra Nevada Corporation in connection with the proposed Gen-2 Procurement Agreement with ORBCOMM (the “contract”). Please provide copies of the indicated documents or the information requested as appropriate which shall be treated as “Proprietary Information as defined under that certain Agreement of Disclosure and Safeguarding of Proprietary Information dated October 19, 2007.

Item		Notes/Status
A. FINANCIAL
A1	Most recent audited financial report (financial statements with footnotes) -2006.	Posted in Data Room
A2	Unaudited financial report for most recent fiscal year (financial statements with footnotes) -2007.	Posted in Data Room
A3	Unaudited financial statements with full year Proforma for current fiscal year — 2008.	Posted in Data Room
A4	Forecast/plan for the period of 2008-2009.	Posted in Data Room
A5	Contact information for major suppliers/Team Members of the contract.	Posted in Data Room
A6	List of major customers, with contact information — Top five customers based on contract value.	Posted in Data Room
B. GENERAL CORPORATE
B1	Organization chart (including Board members).	Posted in Data Room
B2	Certified copy of Articles/Certificate of Incorporation and amendments.	Posted in Data Room Including Letter from NV Sec. of State regarding 1966 Amendment.
B3	Certified copy of Bylaws and amendments.	Posted in Data Room
B4	List of subsidiaries, affiliates, branches, partnerships, joint ventures, sales offices, etc.	Posted in Data Room

Confidential	5/5/2008

ORBCOMM Inc.	BAFO Process

Item		Notes/Status
B5	Summary of insurance coverage, including casualty, business interruption, liability, D&O, key man, etc. — company, agent, coverage.	Posted in Data Room
C. CAPITAL STOCK
C1	List of common stockholders, option holders, warrant holders, preferred stock holders, convertible debt holders, committed share issuances, etc. (include amounts owned, date of grant, vesting schedule, etc.).	Posted in Data Room
C2	Copy of any agreements with shareholders (e.g., voting agreements, registration rights agreements).	Except as otherwise provided in the organizational documents, there are no separate agreements.
D. TAX/Export Licensing
D1	Diagram of corporate structure and tax profile of each entity (C-corp, S-corp, etc.).	Posted in Data Room
D2	Copies of all TAAs’ related to the contract and contact name for customs and export licensing.	Posted in Data Room
E. GENERAL CONTRACT
E1	Copies of all license agreements involving patents, trade secrets, cross licenses, trademarks, copyrights, licenses, second souring, development arrangements (including software), etc., both by third parties to the company and by the company to third parties in each case related to the contract.	To be provided upon execution of contracts with vendors.
E2	Copies of all lending agreement/documents.	Posted in Data Room
E3	Description of any material joint ventures, strategic alliance, and corporate partnership agreements.	None.
E4	Copies of all other contracts to which company is a party which are material – Top five highest contract value contracts with periods of performance and contract value provided cumulatively.	Posted in Data Room
E5	Copies of final statements of work and contracts with Team Members (Pricing items can be redacted).	Posted in Data Room
F. PRODUCT/CONTRACT SPECIFIC
F1	Please provide an updated list the individuals who will be working on the contract. For each such individual, provide: (a) job title; (b) present company and/or academic affiliations; (c) company and/or academic affiliations; (d) copies of non-disclosure agreements.	Posted in Data Room

Confidential	5/5/2008

ORBCOMM Inc.	BAFO Process

Item		Notes/Status
G. PERSONNEL RELATED
G1	Summary of key management personnel (officers, directors, others).	As provided in B1, B4
G2	Summary of key personnel (engineering, manufacturing, others) to be listed on Exhibit C of the contract including names, ages, responsibilities, educational background and recent business experience, that are important to this contract. Please provide an updated organizational chart that ties into the key personnel listed on Exhibit C of the contract.	Posted in Data Room

Confidential	5/5/2008